UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.__ )

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Avon Products, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Supplemental Information:

In accordance with Instruction 5 of Item 10 of Schedule 14A, please be advised that the Company intends to register under the Securities Act of 1933, as amended, on Form S-8, the 31,000,000 shares of the Company’s Common Stock (and related Share Purchase Rights) that may be made subject to awards under the Company’s 2005 Stock Incentive Plan prior to the issuance of such awards.

2

March 28, 2005

Dear Shareholder:

You are cordially invited to attend the 2005 Annual Meeting of Shareholders, which will be held at 10:00 A.M. on Thursday, May 5, 2005, at the Directors’ Guild Theater, 110 West 57th Street, New York City.

The business and operations of Avon will be reviewed at the Annual Meeting. We hope that you will be able to attend.

Whether or not you plan to attend the Annual Meeting, your vote is important. You can vote via the Internet, by telephone or by completing the enclosed proxy card. Instructions for voting via the Internet or telephone are given on the enclosed proxy card.

Sincerely yours,

Andrea Jung Chairman of the Board and Chief Executive Officer

AVON PRODUCTS, INC.

1345 Avenue of the Americas

New York, NY 10105

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The 2005 Annual Meeting of Shareholders of Avon Products, Inc. will be held at the Directors’ Guild Theater, 110 West 57th Street, New York, New York 10019, on Thursday, May 5, 2005, at 10:00 A.M. for the following purposes:

(1)	To elect three (3) directors to three-year terms expiring in 2008;

(2)	To act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for 2005;

(3)	To act upon a proposal to amend our Restated Certificate of Incorporation and By-Laws to eliminate the classification of our Board of Directors;

(4)	To act upon a proposal to approve our 2005 Stock Incentive Plan;

(5)	If presented, to consider and vote on a shareholder proposal requesting a report on breast cancer fundraising and grant distribution;

(6)	If presented, to consider and vote on a shareholder proposal requesting the global reformulation of Avon products; and

(7)	To transact such other business as properly may come before the meeting.

The Board of Directors has fixed the close of business on March 16, 2005, as the record date for the purpose of determining the shareholders who are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

THE BOARD OF DIRECTORS URGES YOU

TO MARK, SIGN AND RETURN THE ENCLOSED PROXY CARD

IN THE POSTAGE-PREPAID ENVELOPE PROVIDED

OR TO VOTE BY THE INTERNET OR BY TELEPHONE.

Kim K. Azzarelli
Associate General Counsel and Corporate Secretary

March 28, 2005

New York, New York

AVON PRODUCTS, INC.

1345 Avenue of the Americas

New York, NY 10105

PROXY STATEMENT

What is the purpose of the Annual Meeting?

At our Annual Meeting, shareholders will act upon the matters set forth in the Notice of Annual Meeting of Shareholders, which are described in this Proxy Statement. In addition, we will review the business and operations of the Company and respond to questions from shareholders.

Who may attend the Annual Meeting?

Anyone who was a shareholder as of the close of business on March 16, 2005 may attend the Annual Meeting if you have an admission ticket and photo identification. For shareholders of record, an admission ticket is attached to the proxy card sent with this Proxy Statement. If you plan to attend the Annual Meeting, please vote your proxy but keep the admission ticket and bring it with you to the Annual Meeting. Shareholders holding their shares in a bank or brokerage account can obtain an admission ticket in advance by sending a written request, along with proof of ownership (such as a brokerage statement) to our Investor Relations Department, Avon Products, Inc., 1345 Avenue of the Americas, New York, NY 10105, by mail or by fax (fax: 212-282-6035). We must receive your request at least one week prior to the Annual Meeting to have time to process your request and mail the admission ticket to you. Anyone who arrives without an admission ticket will not be admitted to the Annual Meeting unless it can be verified that the individual was a shareholder of the Company as of March 16, 2005.

What is the purpose of this Proxy Statement?

This Proxy Statement describes the matters proposed to be voted on at the Annual Meeting, including the election of directors, ratification of the appointment of our independent accountants, amendment of our Restated Certificate of Incorporation and By-Laws to eliminate the classification of our Board of Directors, approval of our 2005 Stock Incentive Plan and, if presented, two proposals by shareholders. The Proxy Statement and accompanying proxy card are being mailed on or about March 28, 2005.

Who is entitled to vote?

Only holders of record of Avon common stock at the close of business on March 16, 2005 (“Shareholders”) are entitled to vote. There were [471,549,968] shares of common stock (“Common Stock” or “Shares”) outstanding on March 16, 2005. All share numbers have been adjusted to reflect the effect of a two-for-one stock split in the form of a stock dividend effective May 28, 2004. Shareholders are entitled to vote cumulatively for the election of directors and to cast one vote per Share on all other matters. For more information on cumulative voting, see the description on page 3 under Proposal 1—Election of Directors.

How do I vote?

You can vote by filling out the accompanying proxy card and returning it in the return envelope that we have enclosed for you. Also, Shareholders can vote by telephone or via the Internet unless you want to cumulate your votes, in which case you must vote by using the proxy card. Voting information is provided on the enclosed proxy card.

What if my Shares are held in “street name”?

If your Shares are held in the name of a bank or broker or other nominee, follow the voting instructions on the form that you receive from them. The availability of telephone and Internet voting will depend on the bank’s or broker’s voting process. Your broker or nominee may not be permitted to exercise voting discretion as to some of the matters to be acted upon. Therefore, please give voting instructions to your broker or nominee.

How will my proxy be voted?

Your proxy, when properly signed and returned to us, or processed by telephone or via the Internet, and not revoked, will be voted in accordance with your instructions relating to the election of directors, ratification of the appointment of our independent accountants, amendment of our Restated Certificate of Incorporation and By-Laws to eliminate the classification of our Board of Directors, approval of our 2005 Stock Incentive Plan, and, if presented, the individual shareholder proposals. We are not aware of any other matter that may be properly presented at the meeting. If any other matter is properly presented, the persons named as proxies on the proxy card will have discretion to vote in their best judgment.

What if I don’t mark the boxes on my proxy?

Unless you give other instructions on your proxy card, or unless you give other instructions when you cast your vote by telephone or via the Internet, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board’s recommendation is set forth with the description of each Proposal in this Proxy Statement. In summary, the Board recommends a vote for the election of directors, the ratification of the appointment of our independent accountants, the amendment to our Restated Certificate of Incorporation and By-Laws to eliminate the classification of our Board of Directors, the approval of our 2005 Stock Incentive Plan and against the individual shareholder proposals.

Can I still attend the Annual Meeting if I return my proxy?

Yes. Attending the meeting does not revoke the proxy. However, you may revoke your proxy at any time before it is actually voted by giving written notice of revocation to the Secretary of Avon, by delivering a proxy bearing a later date or by attending and voting in person at the Annual Meeting.

Will my vote be made public?

All proxies, ballots and voting materials that identify the votes of specific Shareholders will be kept permanently confidential, except as may be required by law, for all matters other than contested elections. All proxy cards and other voting materials will be returned by Shareholders to an independent vote tabulator, and the tabulation process and results of Shareholder votes will be inspected by independent inspectors of election.

What constitutes a quorum?

The presence at the meeting, in person or by proxy, of the holders of a majority of the outstanding Shares will constitute a quorum, permitting the meeting to conduct its business.

How many votes are needed to approve a Proposal?

Under New York law, corporate action taken at a shareholders’ meeting is generally based on the votes cast. “Votes cast” means the votes actually cast “for” or “against” a particular proposal, whether in person or by proxy. Therefore, abstentions and broker non-votes generally have no effect in determining whether a proposal is approved by Shareholders. Directors are elected by a plurality of the votes cast, while approval of Proposals 2, 4, 5 and 6 requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Approval of Proposal 3, to amend our Restated Certificate of Incorporation and By-Laws to eliminate the classification of our Board of Directors, however, requires the affirmative vote of 80%, of all of our outstanding shares, not merely of the votes cast. Abstentions and broker non-votes in connection with Proposal 3 will have the same effect as a vote against the Proposal.

What if I am a participant in the Avon Personal Savings Account Plan or the Avon Puerto Rico Associates Savings Plan?

We are also mailing this Proxy Statement and proxy card to participants in the Avon Personal Savings Account Plan and the Avon Puerto Rico Associates Savings Plan. The trustees of the Plans, as record holders of the Shares held in the Plans, will vote the Shares allocated to your account under the Plans in accordance with your instructions. Unless your proxy card is received by May 3, 2005 and unless you have specified your instructions, your Shares cannot be voted by the Trustees.

PROPOSAL 1—ELECTION OF DIRECTORS

Effective from and after the date of the 2005 Annual Meeting, the Board of Directors has fixed the number of directors at 10. The Board is divided into three classes as nearly equal in number as possible, as follows:

Three incumbent directors whose term expires in 2005 and who are nominated for the class of 2008 (“Class of 2008”), three incumbent directors in the class whose term expires in 2007 (“Class of 2007”) and four incumbent directors in the class whose term expires in 2006 (“Class of 2006”). If, however, Proposal 3, to amend our Restated Certificate of Incorporation and By-Laws to eliminate the classification of our Board of Directors is approved, all directors have agreed to tender their resignation in connection with our Annual Meeting in 2006 and shall stand for re-election annually for one-year terms beginning at our Annual Meeting in 2006.

PROPOSAL 1: The Board of Directors has nominated Fred Hassan, Ann S. Moore and Lawrence A. Weinbach for election to the Class of 2008, each to serve for a three-year term to expire at the Annual Meeting in 2008. If, however, Proposal 3, to amend our Restated Certificate of Incorporation and By-Laws to eliminate the classification of our Board of Directors is approved, these nominees for the Class of 2008 have agreed to tender their resignation in connection with our Annual Meeting in 2006 and shall stand for re-election annually for one-year terms beginning at our Annual Meeting in 2006.

All Shares duly voted will be voted for the election of directors as specified by the Shareholders. Unless otherwise specified, it is the intention of the persons named on the enclosed proxy card to vote FOR the election of Fred Hassan, Ann S. Moore and Lawrence A. Weinbach, to the Class of 2008. Each of the nominees has consented to serve as a director of the Company if elected. We have no reason to believe that any of the nominees will be unable or decline to serve as a director.

You may withhold your votes from the entire slate of nominees by so indicating in the space provided on the enclosed proxy card or by following the instructions for voting by telephone or via the Internet. You may withhold your votes from any particular nominee by writing that nominee’s name in the space provided for that purpose on the enclosed proxy card or so indicating by telephone or via the Internet.

In voting for the election of directors, you are entitled to vote cumulatively. Each Shareholder is entitled to cast in each election the number of votes equal to the number of Shares held of record by the Shareholder, multiplied by the number of directors to be elected in the election. In the election of three directors to the Class of 2008, you will be entitled, under cumulative voting, to a total of three votes per Share held of record by you, and you may cast all of such votes in this election for a single nominee, or distribute them among any two or more nominees, as you see fit. You may (but need not) cumulate your votes in the election of directors for the Class of 2008 by indicating the distribution of your votes among the nominees in the space provided on the enclosed proxy card. If you wish to cumulate your votes, you must vote by using the proxy card; cumulative voting by telephone or via the Internet is not possible. If votes are not so distributed on the proxy card, the persons named as proxies may exercise the right to vote your Shares represented by such proxy cumulatively in the Class of 2008 election and may distribute the votes represented by such proxy among one or more of the nominees for the Class of 2008 listed below in any manner they see fit.

Set forth below is certain information furnished to the Company by each nominee and each director continuing in office after the Annual Meeting.

Your Board of Directors recommends that you vote FOR the election as directors of the nominees listed below.

Nominees for the Board of Directors for a Three-Year Term Expiring 2008

FRED HASSAN

Director since 1999                    Age: 59

Mr. Hassan is the Chairman and Chief Executive Officer of Schering-Plough Corporation, a research-based global pharmaceutical company. Prior to assuming this position in April 2003, Mr. Hassan had been Chairman and Chief Executive Officer of Pharmacia Corporation since February 2001. Prior to that time, he served as President and Chief Executive Officer of Pharmacia after its creation in March 2000 from the merger of Pharmacia & Upjohn, Inc. with Monsanto Company. Before that he served as President and CEO of Pharmacia & Upjohn since May 1997. Mr. Hassan previously held senior positions with Wyeth, including that of Executive Vice President and Board member. Mr. Hassan is a director of Schering-Plough Corporation. He is also a past Chairman of PhRMA (Pharmaceutical Research and Manufacturers Association).

ANN S. MOORE

Director since 1993                    Age: 54

Mrs. Moore is Chairman and Chief Executive Officer of Time, Inc. Prior to assuming this position in July 2002, Mrs. Moore had been Executive Vice President of Time, Inc. since September 2001, where she had executive responsibilities for a portfolio of magazines including Time, The Parenting Group, People, InStyle, Teen People, People en Espanol and Real Simple. Mrs. Moore joined Time, Inc. in 1978 in Corporate Finance. Since then, she has held consumer marketing positions at Sports Illustrated, Fortune, Money and Discover, moving to general management of Sports Illustrated in 1983. She is also a director of the Wallace Foundation.

LAWRENCE A. WEINBACH

Director since 1999                    Age: 65

Mr. Weinbach is Chairman of the Board of Unisys Corporation, a worldwide information services and technology company. Mr. Weinbach joined Unisys in September 1997 as Chairman, President and Chief Executive Officer. In January 2004 his title changed to Chairman and Chief Executive Officer and he has held his current position since January 2005. He previously was Managing Partner–Chief Executive of Andersen Worldwide, a global professional services organization from 1989 to 1997 and had held various senior executive positions with Andersen for a number of years prior thereto. Mr. Weinbach is a director of Unisys Corporation and UBS, AG.

Members of the Board of Directors—Term Expiring 2007

EDWARD T. FOGARTY

Director since 1995                    Age: 68

Mr. Fogarty was the Chairman, President and Chief Executive Officer of Tambrands, Inc., a major global consumer products company, from September 1996 to July 1997. Prior to assuming that position, Mr. Fogarty was President and Chief Executive Officer of Tambrands from May 1994 to September 1996. Previously, he was President-USA/Canada/Puerto Rico for the Colgate–Palmolive Company from 1989 to 1994. From 1983 to 1989, he was President, Worldwide Consumer Products, at Corning Inc.

SUSAN J. KROPF

Director since 1998                    Age: 56

Mrs. Kropf was elected President and Chief Operating Officer of the Company in January 2001, previously having been Executive Vice President and Chief Operating Officer, North America and Global Business Operations, since November 1999. She had been Executive Vice President and President, North America, since March 1997 and a member of the Board of Directors of the Company effective January 5, 1998. Prior to that, she had been President-Avon U.S. and President, New and Emerging Markets. Mrs. Kropf joined the Company in 1970 and held various positions in manufacturing, marketing and product development. Mrs. Kropf is a director of MeadWestvaco Corporation, the Sherwin-Williams Company and the Wallace Foundation.

MARIA ELENA LAGOMASINO

Director since 2000                    Age: 56

Ms. Lagomasino is Chairman and Chief Executive Officer of J.P. Morgan Private Bank, a division of J.P. Morgan Chase & Co. Prior to assuming this position in September 2001, Ms. Lagomasino was Managing Director at The Chase Manhattan Bank in charge of its Global Private Banking Group. Ms. Lagomasino had been with Chase Manhattan since 1983 in various positions in private banking. Prior to 1983 she was a Vice President at Citibank. She is a director of the Coca-Cola Company and a trustee of the Synergos Institute.

Members of the Board of Directors—Term Expiring 2006

W. DON CORNWELL

Director since January 2002                    Age: 57

Mr. Cornwell is Chairman and Chief Executive Officer of Granite Broadcasting Corp., a group broadcasting company that owns and operates television stations across the U.S., which he founded in 1988. Previously, Mr. Cornwell was Chief Operating Officer for the Corporate Finance Department at Goldman, Sachs & Co. from 1980 to 1988 and Vice President of the Investment Banking Division of Goldman, Sachs from 1976 to 1980. Mr. Cornwell is a director of Granite Broadcasting Corp., CVS, Inc. and Pfizer, Inc. He is also a director of the Wallace Foundation and serves as chairman of the Telecommunications Development Fund.

STANLEY C. GAULT

Director since 1985                    Age: 79

Mr. Gault was elected Chairman of the Board of Directors in a non-executive capacity, effective November 4, 1999 and served as Chairman until September 6, 2001. Mr. Gault was the Chairman of the Board of The Goodyear Tire & Rubber Company from June 1991 to June 1996, a manufacturer of tires, chemicals, polymers, plastic film and other rubber products. Mr. Gault was Chief Executive Officer of that Company from June 1991 to December 1995. Previously, he was Chairman of the Board and Chief Executive Officer of Rubbermaid Incorporated from May 1980 to May 1991. He is Chairman Emeritus of the Board of The College of Wooster and a director of the National Association of Manufacturers.

ANDREA JUNG

Director since 1998                    Age: 46

Ms. Jung was elected Chairman of the Board of Directors and Chief Executive Officer of the Company effective September 6, 2001, having previously served as Chief Executive Officer since November 1999. Ms. Jung had been a member of the Board of Directors since January 1998, and President from January 1998 to January 2001 and Chief Operating Officer from July 1998 to November 1999. She had been elected an Executive Vice President of the Company in March 1997 concurrently continuing as President, Global Marketing, a position she held from July 1996 to the end of 1997. Ms. Jung joined the Company in January 1994 as President, Product Marketing for Avon U.S. Previously, she was Executive Vice President for Neiman Marcus and a Senior Vice President for I. Magnin. Ms. Jung is a director of the General Electric Company. She is a member of the N.Y. Presbyterian Hospital Board of Trustees, Chairman of the Board of Directors of the Cosmetic, Toiletry and Fragrance Association (CTFA) and a director of Catalyst.

PAULA STERN, Ph.D

Director since 1997                    Age: 59

Dr. Stern is Chairwoman of The Stern Group, Inc., an economic analysis and trade advisory firm established in 1988. She was Commissioner of the U.S. International Trade Commission from 1978 to 1986, and was its Chairwoman from 1984 to 1986. Dr. Stern is a director of The Neiman Marcus Group, Inc., Hasbro, Inc. and Avaya, Inc. She serves on the boards of a number of academic and international organizations.

INFORMATION CONCERNING THE BOARD OF DIRECTORS

The Company’s Board of Directors held eight meetings in 2004. The Board has the following regular standing committees: Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Finance and Strategic Planning Committee. The charters of each Committee, the Company’s Corporate Governance Guidelines and the Company’s Code of Business Conduct and Ethics are available on the Company’s website (www.avoninvestor.com) and in print to any shareholder upon request. Directors are expected to attend all meetings of the Board of Directors and the Board Committees on which they serve and to attend the Annual Meeting of Shareholders. No director attended less than 75% of the aggregate number of meetings of the Board and of each Board Committee on which he or she served. All directors attended the 2004 Annual Meeting. Ms. Brenda Barnes, Class of 2005, resigned from the Board effective May 3, 2004. In addition to participation at Board and Committee meetings and the Annual Meeting of Shareholders, our directors discharge their duties throughout the year through communications with senior management regarding issues relating to the Company.

The non-management directors meet in regularly scheduled executive session, as needed, without the management directors or other members of management. The Board, based on the recommendation of the Nominating and Corporate Governance Committee, has appointed Stanley Gault to preside at all executive sessions of the Board and will review this appointment periodically. In the absence of the presiding director from any executive session, the non-management directors will choose from among themselves one director to preside at such executive session. A shareholder who wishes to communicate with the Board, the non-management directors as a group, the presiding director or any other individual director may do so by addressing the correspondence to that individual or group, c/o Corporate Secretary, Avon Products, Inc., 1345 Avenue of the Americas, New York, NY 10105. All correspondence addressed to a director will be forwarded to that director.

The Committee memberships listed below are effective as of January 1, 2005.

Audit Committee

Current Members	Messrs. Weinbach (Chair), Cornwell and Fogarty

Number of Meetings in 2004	Eleven

Primary Responsibilities	The Audit Committee assists the Board in fulfilling its responsibility to oversee the integrity of the Company’s financial statements, controls and disclosures, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s independent accountants and the performance of the Company’s internal audit function and its independent accountants. The Committee has the authority to conduct any investigation appropriate to fulfilling its purpose and responsibilities. The responsibilities of the Committee are set forth in the Committee’s charter, which is attached as Appendix A to this Proxy Statement, and include: reviewing major issues regarding accounting principles and financial statement presentations; reviewing with management and the independent accountants the Company’s annual audited and quarterly financial statements; discussing generally with management the types of information to be disclosed in earnings press releases; the appointment, compensation, retention and oversight of the independent accountants; approving all audit and non-audit fees and services; and reviewing with management and the independent accountants the Company’s disclosure controls and procedures and its internal controls. The Committee’s Charter is also available on the Company’s website (www.avoninvestor.com) and was most recently revised as of December 1, 2004; any future revisions will be posted to the same location on our website. In addition, a separate report of the Audit Committee is set forth below.

Compensation Committee

Current Members	Mrs. Moore (Chair), Messrs. Gault and Hassan and Ms. Lagomasino

Number of Meetings in 2004	Seven

Primary Responsibilities	The Compensation Committee is appointed by the Board to discharge the responsibilities of the Board relating to compensation of the Company’s executives. The responsibilities of the Committee are set forth in the Committee’s Charter, which is attached as Appendix B to this Proxy Statement, and include: establishing the Company’s overall compensation and benefits philosophy; reviewing and approving the corporate goals and objectives, and recommending to the independent members of the Board the compensation of the Chief Executive Officer; recommending the compensation for any other employee of the Company who is also a director of the Company; determining and approving the compensation of all senior officers; approving or recommending for shareholder approval all incentive compensation plans and equity-based plans and grants of awards thereunder; approving the adoption or amendment of employee benefit plans; and approving agreements with senior officers. The Committee’s Charter is also available on the Company’s website (www.avoninvestor.com) and was most recently revised as of December 1, 2004; any future revisions will be posted to the same location on our website. In addition, a separate report of the Compensation Committee is set forth below.

Nominating and Corporate Governance Committee

Current Members	Mr. Gault (Chair), Mr. Hassan, Ms. Lagomasino, Mrs. Moore and Dr. Stern

Number of Meetings in 2004	Five

Primary Responsibilities	The Nominating and Corporate Governance Committee identifies individuals qualified to become Board members, consistent with criteria approved by the Board; recommends to the Board the candidates for directorships to be filled by the Board and director nominees to be proposed for election at the annual meeting of shareholders; develops and recommends to the Board a set of corporate governance principles applicable to the Company; monitors developments in corporate governance and makes recommendations to the Board regarding changes in governance policies and practices; reviews the Company’s management succession plans and oversees the evaluation of management; and oversees the evaluation of the Board, including conducting an annual evaluation of the performance of the Board and Board committees. The responsibilities of the Committee are set forth in the Committee’s charter, which is attached as Appendix C to this Proxy Statement, and include: reviewing and recommending to the Board policies regarding the size and composition of the Board, qualifications and criteria for Board and committee membership, and the compensation of non-management directors; and establishing and reviewing the principals for the selection and performance review of the Chief Executive Officer. The Committee’s Charter is also available on the Company’s website (www.avoninvestor.com) and was most recently revised as of December 1, 2004; any future revisions will be posted to the same location on our website.

Finance and Strategic Planning Committee

Current Members	Mr. Fogarty (Chair), Mr. Cornwell and Dr. Stern

Number of Meetings in 2004	Eight

Primary Responsibilities	The Finance and Strategic Planning Committee assists the Board in fulfilling its responsibilities to oversee the financial management of the Company, including oversight of the Company’s capital structure and financing strategies, investment strategies, banking relationships and funding of the Company’s employee benefit plans, and the strategic management of the Company, including oversight of the Company’s plans with respect to possible acquisitions, divestitures or other strategic transactions. The responsibilities of the Committee are set forth in the Committee’s charter, which is attached as Appendix D to this Proxy Statement, and include: reviewing with management on a timely basis significant financial matters of the Company, including matters relating to the Company’s capitalization, dividend policy and practices, credit ratings, cash flows, borrowing activities, investment of surplus funds and financial risk management; and reviewing with management the Company’s strategic planning process and procedures and its strategic plans. The Committee’s Charter is also available on the Company’s website (www.avoninvestor.com) and was most recently revised as of December 1, 2004; any future revisions will be posted to the same location on our website.

Director Independence

The Board of Directors assesses the independence of its members at least annually in accordance with the listing standards of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002 and the regulations of the Securities and Exchange Commission, as well as the Company’s Corporate Governance Guidelines. As part of its assessment of the independence of the non-management directors, the Board determines whether or not any such director has a material relationship with Avon, either directly or indirectly as a partner, shareholder or officer of an organization that has a relationship with Avon. In making this determination, the Board broadly considers all relevant facts and circumstances and will consider this issue not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation. This consideration will include: (i) the nature of the relationship; (ii) the significance of the relationship to Avon, the other organization and the individual director; (iii) whether or not the relationship is solely a business relationship in the ordinary course of Avon’s and the other organization’s businesses and does not afford the director any special benefits; and (iv) any commercial, industrial, banking, consulting, legal, accounting, charitable, familial and other relationships; provided, that ownership of a significant amount of Avon stock is not, by itself, a bar to independence. In assessing the independence of directors and the materiality of any relationship with Avon and the other organization, the Board has determined that a relationship in the ordinary course of business involving the sale, purchase or leasing of property or services will not be deemed material if the amounts involved, on an annual basis, do not exceed the greater of (i) $1,000,000 or (ii) one percent (1%) of Avon’s revenues or one percent (1%) of the revenues of the other organization involved.

Maria Elena Lagomasino is Chairman and Chief Executive Officer of J.P. Morgan Private Bank, a division of J.P. Morgan Chase & Co., an investment banking firm that will perform services for the Company during the course of 2005, a substantial portion of which would be a continuation of the banking, risk management and administrative services regularly provided during 2004. The Company conducts no business with J.P. Morgan Private Bank. Ms. Lagomasino derives no direct benefit from services performed on behalf of Avon by J.P. Morgan Chase & Co. and any indirect benefit she may derive is immaterial and incidental.

The Company, as is common for major global consumer products companies, regularly advertises through various media, including television and magazines. Some of these advertisements may appear from time to time on television stations owned by or associated with Granite Broadcasting Corp., of which Mr. Cornwell is Chairman and Chief Executive Officer, or in magazines owned by Time, Inc., of which Mrs. Moore is Chairman and Chief Executive Officer. In 2004, the aggregate cost of advertisements appearing on such television stations or in such magazines was not material to Avon nor was the associated revenue material to either Granite Broadcasting Corp. or Time, Inc.

Based on the materiality standard described above, none of the relationships between the Company and Ms. Lagomasino, Mrs. Moore or Mr. Cornwell, respectively, or any of the other non-management directors was material during 2004. The Board of Directors has concluded that each non-management director is independent of the Company.

Director Nomination Process & Shareholder Nominations

As noted above, the Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent as defined by the listing standards of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

The Committee’s process for considering all candidates for election as directors, including shareholder-recommended candidates, is designed to ensure that the Committee fulfills its responsibility to recommend candidates that are properly qualified and are not serving any special interest groups, but rather the best interest of all of the shareholders.

Our Corporate Governance Guidelines and the charter of the Nominating and Corporate Governance Committee require that our directors possess the highest standards of personal and professional ethics, character and integrity and meet the standards set forth in our Corporate Governance Guidelines. In identifying candidates for membership on the Board, the Committee takes into account all factors it considers appropriate, consistent with criteria approved by the Board, which may include professional experience, knowledge, independence, diversity of backgrounds and the extent to which the candidate would fill a present or evolving need on the Board.

If there is a need for a new director because of an open position on the Board or because the Board has determined to increase the total number of directors, the Committee may retain a third-party search firm to locate candidates that meet the needs of the Board at that time. When a search firm is used, the firm typically provides information on a number of candidates, for review and discussion by the Committee. If appropriate, the Committee chair and some or all of the members of the Committee may interview potential candidates. If in these circumstances, the Committee determines that a potential candidate meets the needs of the Board, has the relevant qualifications, and meets the standards set forth in the Company’s Corporate Governance Guidelines, the Committee will vote to recommend to the Board the election of the candidate as a director.

The Nominating and Corporate Governance Committee will consider director candidates recommended by shareholders if properly submitted to the Committee. Shareholders wishing to recommend persons for consideration by the Committee as nominees for election to the Board of Directors can do so by writing to the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Avon Products, Inc., 1345 Avenue of the Americas, New York, New York 10105. Recommendations must include the proposed nominee’s name, detailed biographical data, work history, qualifications and corporate and charitable affiliations, as well as a written statement from the proposed nominee consenting to be named as a nominee and, if nominated and elected, to serve as a director. The Committee will then consider the candidate and the candidate’s qualifications using the criteria as set forth above. The Committee may discuss with the shareholder making the nomination the reasons for making the nomination and the qualifications of the candidate. The Committee may then interview the candidate and may also use the services of a search firm to provide additional information about the candidate prior to making a recommendation to the Board.

In addition, shareholders of record may nominate candidates for election to the Board by following the procedures set forth in our By-Laws. Information regarding these procedures for nominations by shareholders will be provided upon request to the Corporate Secretary of the Company.

Director Compensation

Directors who are officers or employees of the Company or any subsidiary of the Company receive no remuneration for services as a director. Each non-management director receives an annual retainer consisting of $35,000 plus an annual grant of shares of the Company’s Common Stock having a market value as of the date of grant of approximately $35,000, based on the average mean price of Common Stock as reported on the New York Stock Exchange for the preceding ten trading days. Such grants are made immediately after the Annual Meeting. All shares so granted to a non-management director are restricted as to transfer until he or she retires from the Board, but will immediately be entitled to regular dividends and the same voting rights as all other outstanding shares of Common Stock.

In addition to the annual retainer, each non-management director receives a retainer of $10,000 for membership on the Audit Committee and $5,000 for membership on each other Committee of the Board of Directors on which he or she serves. Non-management directors appointed to chair a Committee are paid an additional fee of $10,000 for the Audit Committee and $5,000 for all other Committees. The Company has adopted a compensation plan for its non-management directors permitting them by individual election to defer all or a portion of their fees. The value of such deferred fees, depending upon elections made by such director, may increase or decrease proportionately with the price of the Common Stock or earn interest at a rate based on the prime rate.

Each non-management director receives an annual grant of options to purchase 8,000 shares of the Company’s Common Stock, at an exercise price based on the price of a share of Common Stock as reported on the New York Stock Exchange on the date of grant. Grants are made coincident with the annual grant of options to employees of the Company. Each grant of options will become fully exercisable one year after the date of such grant and will expire at the end of ten years.

In September 2001, the Board of Directors adopted a stock ownership guideline that non-management directors should own Common Stock of the Company having a value equal to or greater than five times the annual retainer for directors within five years or, in the case of new directors, within five years from the date of their election to the Board.

OWNERSHIP OF SHARES

The following table sets forth certain information as of March 16, 2005 regarding the amount of Common Stock beneficially owned by each director and director nominee of Avon, each named executive officer (as defined in the introduction to the Summary Compensation Table), and all directors and executive officers of Avon as a group. The table also shows information for holders of more than five percent of the outstanding shares of Common Stock as of January 1, 2005, as set forth in recent filings with the Securities and Exchange Commission. All shares shown in the table reflect sole voting and investment power except as otherwise noted.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Capital Research and Management Company (1)	56,962,000	12%
AXA Financial, Inc. and affiliated entities (2)	45,132,530	9.5%
FMR Corp. (3)	41,302,676	8.73%
W. Don Cornwell (4) (5) (6)	27,384	*
Robert J. Corti (6) (7) (8)	258,599	*
Edward T. Fogarty (4) (5)	104,828	*
Stanley C. Gault (4) (5)	405,964	*
Fred Hassan (4) (5) (9)	74,500	*
Andrea Jung (8) (10)	1,944,936	*
Gilbert L. Klemann, II (8) (11)	213,735	*
Susan J. Kropf (8) (12)	906,642	*
Maria Elena Lagomasino (4) (5)	45,840	*
Ann S. Moore (4) (5) (6) (9)	91,644	*
Paula Stern (4) (5)	25,420	*
Robert Toth (8) (13)	244,123	*
Lawrence A. Weinbach (4) (5)	55,500	*
All 18 directors and executive officers as a group (8) (14)	4,659,792	[* ]

*	Indicates less than 1% of the outstanding shares, inclusive of shares that may be acquired within 60 days of March 16, 2005 through the exercise of stock options.

(1)	Based on information in a Schedule 13G filed on or about February 11, 2005 with the Securities and Exchange Commission by Capital Research and Management Company. Capital Research and Management Company had sole voting power with respect to no shares, shared voting power with respect to no shares, sole dispositive power with respect to 56,962,000 shares and shared dispositive power with respect to no shares. The address of Capital Research and Management Company is 333 South Hope Street, Los Angeles, California 90071.

(2)	Based on information in a Schedule 13G filed on or about February 14, 2005 with the Securities and Exchange Commission by AXA Financial, Inc. and certain of its affiliated entities (collectively, “AXA”). AXA had sole voting power with respect to 26,430,697 shares, shared voting power with respect to 7,648,579 shares, sole dispositive power with respect to 45,068,018 shares and shared dispositive power with respect to 64,512 shares. Most shares are held by AXA’s subsidiary, Alliance Capital Management L.P. The address for AXA is 1290 Avenue of the Americas, New York, NY 10104.

(3)	Based on information in a Schedule 13G filed on or about February 14, 2005 with the Securities and Exchange Commission by FMR Corp. FMR Corp. had sole voting power with respect to 1,235,376 shares, shared voting power with respect to no shares, sole dispositive power with respect to 41,302,676 shares and shared dispositive power with respect to no shares. Most shares are held by its subsidiary, Fidelity Management & Research Company, which acts as investment advisor to various investment companies. One investment company, Fidelity Contrafund, owned 25,843,944 shares or 5.46% of the outstanding shares, which shares are included in the amount of shares beneficially owned by FMR Corp. in the table above. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(4)	Includes, for each indicated non-management director, restricted shares that have been granted as part of his or her Annual Retainer compensation, as follows: Mr. Cornwell, 2,984 shares; Mr. Fogarty, 13,828 shares; Mr. Gault, 31,964 shares; Mr. Hassan, 6,500 shares; Ms. Lagomasino, 4,240 shares; Mrs. Moore, 19,044 shares; Dr. Stern, 9,420 shares; and Mr. Weinbach, 6,500 shares. Also includes additional restricted shares granted to certain non-management directors upon the discontinuance in 1997 of the Directors’ Retirement Plan, as follows: Mr. Fogarty, 4,408 shares; Mr. Gault, 22,544 shares; and Mrs. Moore, 9,624 shares. For all such restricted shares, the director has sole voting but no investment power.

(5)	Includes, for each indicated non-management director, shares which he or she has the right to acquire within 60 days of March 16, 2005 through the exercise of stock options, as follows: Mr. Cornwell, 24,000 shares; Mr. Fogarty, 64,000 shares; Mr. Gault, 248,000 shares; Mr. Hassan, 48,000 shares; Ms. Lagomasino, 36,000 shares; Mrs. Moore, 64,000 shares; Dr. Stern, 16,000 shares; and Mr. Weinbach, 48,000 shares.

(6)	Includes, with respect to Mr. Cornwell, 200 shares held in the name of a family member as to which he disclaims beneficial ownership. Includes, as to Mr. Corti, 48,587 shares held in name of a family member as to which he disclaims beneficial ownership. Includes, as to Mrs. Moore, 400 shares held in the names of family members as to which she disclaims beneficial ownership.

(7)	Includes 204,203 shares which Mr. Corti has the right to acquire within 60 days of March 16, 2005 through the exercise of stock options.

(8)	The table above excludes, for each named executive officer, and the directors and executive officers as a group, restricted stock units because restricted stock units do not afford the holder of such units voting or investment power. As of March 16, 2005, Mr. Corti held 40,000 restricted stock units, Ms. Jung held 360,000 restricted stock units, Mr. Klemann held 10,000 restricted stock units, Ms. Kropf held 130,000 restricted stock units, Mr. Toth held 20,000 restricted stock units, and the directors and executive officers as a group held 580,000 restricted stock units. In addition, the table above excludes, for each named executive officer, and the director and officers as a group, deferred stock units because deferred stock units do not afford the holder of such units voting or investment power. As of March 16, 2005, Ms. Jung held 140,000 deferred stock units, Mr. Klemann held 12,000 deferred stock units, Ms. Kropf held 30,000 deferred stock units, Mr. Toth held 4,000 deferred stock units, and the directors and executive officers as a group held 186,000 deferred stock units.

(9)	Mr. Hassan shares voting and investment power with his spouse as to 20,000 of his shares. Mrs. Moore shares voting and investment power with her spouse as to 8,200 of her shares.

(10)	Includes 1,807,228 shares which Ms. Jung has the right to acquire within 60 days of March 16, 2005 through the exercise of stock options.

(11)	Includes 212,475 shares which Mr. Klemann has the right to acquire within 60 days of March 16, 2005 through the exercise of stock options.

(12)	Includes 737,634 shares which Ms. Kropf has the right to acquire within 60 days of March 16, 2005 through the exercise of stock options.

(13)	Includes 5,000 shares as to which Mr. Toth has sole voting but no investment power, 224,925 shares which Mr. Toth has the right to acquire within 60 days of March 16, 2005 through the exercise of stock options and 9,892 shares as to which Mr. Toth shares voting and investment power with his spouse.

(14)	Includes 59,587 shares as to which the directors and executive officers as a group disclaim beneficial ownership. Includes approximately 38,092 shares as to which beneficial ownership was shared with others and 3,980,679 shares which the directors and executive officers as a group have a right to acquire within 60 days of March 16, 2005 through the exercise of stock options.

Equity Compensation Plan Information

The following table provides information as of December 31, 2004 regarding the Company’s equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders (1)	20,206,636	(2)	$26.85	(2)	8,747,556	(3)
Equity compensation plans not approved by security holders	0		NA		0
Total	20,206,636		$26.85		8,747,556

(1)	These plans are the Company’s 1993 Stock Incentive Plan and the Year 2000 Stock Incentive Plan. The stock options and restricted stock issued to the Company’s directors, pursuant to the terms of the Non-Employee Directors’ Compensation Plan, are issued under the Year 2000 Stock Incentive Plan. The stock awards that may be granted pursuant to the Executive Incentive Plan, which was approved by the shareholders at the 2003 Annual Meeting of Shareholders, would be issued under the Year 2000 Stock Incentive Plan. If the 2005 Stock Incentive Plan is approved, no further grants will be made under the Year 2000 Stock Incentive Plan after May 5, 2005.

(2)	Excludes stock appreciation rights (“SARs”) of which 83,865 were outstanding as of December 31, 2004.

(3)	7,664,492 shares remain available for issuance under the Company’s Year 2000 Stock Incentive Plan, which permits grants of stock options, shares of restricted stock, restricted stock units, performance and other stock units, and SARs. Although 1,083,064 shares remain available for issuance under the 1993 Stock Incentive Plan, no additional stock options or other stock awards will be granted under that Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and greater than 10% shareholders (“Reporting Persons”) to file certain reports (“Section 16 Reports”) with respect to beneficial ownership of the Company’s equity securities. Based solely on its review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representations by any of them that no Form 5 was required, all Section 16(a) filing requirements applicable to the Company’s Reporting Persons during and with respect to 2004 have been complied with on a timely basis, except that due to administrative errors by the Company: (i) Mr. Connolly and Mr. Toth each filed a Form 4 six days late to report a grant of restricted stock units; (ii) prior to June 2004, deferral of quarterly fees into the deferred stock unit account of the Board of Directors of Avon Products, Inc. Deferred Compensation Plan, which is settled in cash upon termination of services as a director, were not timely reported for Messrs. Cornwell, Fogarty and Weinbach, Mrs. Moore and Dr. Stern.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee is made up of non-management independent members of the Board of Directors whose names are listed at the end of this report. The Committee reviews compensation levels of senior officers of the Company, approves the policies that govern the compensation programs of the Company’s senior management, evaluates the performance of the Chief Executive Office (CEO), and together with the other independent members of the Board of Directors, determines the compensation levels of the CEO and Chief Operating Officer (COO).

Executive Compensation Guiding Principles

The Company’s executive compensation program is designed to attract, retain, motivate and reward the key talent responsible for the Company’s long-term success, to reward executives for achieving both financial and strategic Company goals and to support the Company’s overall business strategy. The guiding principles used in the design of the program are:

•	Total compensation levels must be competitive with the compensation practices of other leading beauty, direct selling and consumer products companies and commensurate with relative shareholder returns and financial performance.

•	Compensation philosophy is “pay-for-performance” such that individual compensation awards are tied to Company, operating business unit and individual performance.

•	Compensation programs must be designed to balance short-term and long-term financial and strategic objectives that build shareholder value and reward for team and overall Company performance.

•	Compensation programs should focus executives on key performance indicators (financial and strategic) that directly translate into increased long-term shareholder value.

Working with an independent compensation consulting firm, the Committee annually evaluates the compensation of key executives against general industry surveys plus a Compensation Peer Group consisting of 13 beauty and consumer goods companies to ensure that the total compensation program is competitive. The Compensation Peer Group differs from the Industry Composite that is included in the Comparison of Five Year Cumulative Total Return Graph on page 17 as the Compensation Committee believes that the Compensation Peer Group better represents the market in which the Company competes for executive talent. This Compensation Peer Group includes Procter & Gamble, Sara Lee, Kimberly Clark, General Mills, Colgate-Palmolive, Gillette, Kellogg, H.J. Heinz, Campbell Soup, Estée Lauder, Clorox, Hershey Foods and Revlon. For select positions, the Committee evaluates compensation against companies that better represent the market for the executive talent in specialty functions in which the Company competes. For the CEO, COO and Chief Financial Officer (CFO), a proxy analysis of the Compensation Peer Group is conducted to determine the competitiveness of their compensation packages. The target for base salary, annual incentive and long-term incentive compensation for executive officers is positioned at the median rate of the Compensation Peer Group, with a target close to the 75th percentile of the Peer Group for consistent top performers.

Base Salary

The midpoints of salary ranges for executives are set at the median of the Compensation Peer Group companies. With the Company’s pay-for-performance philosophy, sustained exceptional performers receive salaries above the median of the Peer Group whereas salaries for those who meet performance expectations are targeted at the median of the Peer Group companies. Annual salary increases are based on individual performance, job responsibilities, competitive data of the Compensation Peer Group, and the Company’s overall salary budget guidelines. Base salaries of senior executives are reviewed annually by the Committee. In 2004, salaries for executives overall were slightly ahead of the median of the Peer Group for similar positions.

Annual Incentive Plans

In 2003, the shareholders approved an Executive Incentive Plan (EIP) intended to comply with Section 162(m) of the Internal Revenue Code, which allows the Company to take a tax deduction for incentive bonus payments made pursuant to the EIP to certain officers earning in excess of $1 million. The CEO and each other employee who is considered a “Section 16 Officer” for purposes of the Securities Exchange Act of 1934, as amended, whom the Committee selects for participation, is eligible to participate under the Plan. For 2004, the CEO, COO, CFO, General Counsel (GC) and two Executive Vice Presidents (EVPs) were participants of the Plan.

The Company also has a Management Incentive Plan (MIP) for all other officers and key employees. Both the EIP and MIP provide incentive compensation aligned with the annual performance of the Company. Target awards under each of the two plans are set as a percentage of base salary by management level. Incentives under the EIP may be paid in cash, restricted stock or restricted stock units, whereas incentives under the MIP may be paid in cash, restricted stock, restricted stock units or stock options. Incentives under both plans are payable based on the degree of attainment of pre-established performance measures set by the Compensation Committee.

For 2004, performance measures for executives participating in the EIP and MIP were the achievement of Global Net Sales, Earnings Per Share (EPS), Cash Flow and Operating Margin objectives established by the Compensation Committee. The chart below illustrates the weighting of performance objectives for executive officers participating in the EIP and MIP in 2004:

	Global Operating Margin & Net Sales (Local Currency (LC))	Global Cash Flow & EPS
Executive Incentive Plan	70%	30%
Management Incentive Plan	70%	30%

While the Compensation Committee established the same performance and weighting measures for executives participating in the EIP and MIP, awards under the EIP are calculated differently than under the MIP. In addition, under the EIP the Committee has discretion to adjust awards downward only. For 2004, based on the Compensation Committee’s view of the Company’s overall operating performance, the Compensation Committee used its discretion to reduce the awards under the EIP to correspond with awards paid out under the MIP. Based on the Compensation Committee’s determination of the Company’s overall operating performance in 2004, the Compensation Committee granted awards to executive officers ranging from 93.24% to 104.61% of the individuals’ targeted awards.

Long-Term Incentive Compensation

Pursuant to the shareholder-approved Year 2000 Stock Incentive Plan, awards may be made in the form of non-qualified stock options, incentive stock options, stock appreciation rights, performance units, restricted stock units, and shares of restricted stock. The principal purpose of the Plan is to provide competitive incentive compensation to management of the Company that is linked to increases in shareholder value derived from appreciation in the Company’s stock price.

Under the Year 2000 Stock Incentive Plan, non-qualified stock options are granted annually for a term of ten years at 100% of the market price on the date of grant. Generally, a grant of options under the Year 2000 Stock Incentive Plan vests in equal one-third portions over three years, with the first third becoming exercisable on the first anniversary of the grant date. Restricted stock and restricted stock units are also granted under the Plan and vest in one or more installments over two to three years after the grant date. Dividends and dividend equivalents on these shares and units are paid to the same extent as those paid on the Company’s unrestricted stock.

The Committee has recommended the adoption of the 2005 Stock Incentive Plan which will replace the Year 2000 Stock Incentive Plan and which will provide for future awards of stock options, restricted stock units and other awards. (See Proposal 4)

In May 2002, the Committee approved a Transformation Long-Term Incentive Plan (TLTIP). This new plan was designed to provide additional long-term compensation to key executives driving the Company’s business transformation initiatives. Under the TLTIP, cash awards were set at 200% of base salary and were payable at the end of a three-year period (February 2005), provided the Company achieved certain financial objectives tied to the transformation objectives. The Company achieved a significant portion, but not all, of the goals established by the plan. As a result, the Committee has used its discretion and determined that a modest partial payout from this plan equal to 12.5% of target was appropriate. This payout includes all executive officers other than the CEO, who has declined to be considered for any payment from this Plan.

In January 2005, the Committee approved the 2005–2007 Performance Cash Plan. This new component of long-term incentive compensation was designed to continue to focus key executives on financial objectives over the performance period 2005–2007. The plan covers the CEO, all other executive officers, and other key executives. Awards were set with the objective of payouts ranging from 30% of target for the achievement of threshold financial objectives aligned with the Company’s long-term business plan to 200% percent of target if maximum performance objectives are achieved. Target awards range from one to two times base salary to enable the Committee to exercise discretion to raise or lower, or in the case of EIP participants only lower, payouts based on individual performance. The Committee has designated revenues and operating margin as the key performance measures under the Plan.

Senior Executive Pay-for-Performance Compensation Programs

The Committee strongly believes that the Company’s overall incentive compensation system focuses the Company’s senior officers on maintaining the long-term success of the Company. As indicated above, the performance-based senior executive compensation system principally consists of the annual incentive plans and long-term incentive plans. Not only are the incentive plan awards strongly linked to the ongoing achievement of growth performance objectives, but the value of stock options are wholly dependent upon stock price appreciation that generally can be attained only by long-term growth in sales and EPS. The Company has announced long-term growth objectives based on sales growth and EPS growth. Most securities analysts who follow the Company’s performance place a high degree of importance on the Company’s achievement of such objectives. Achievement of these objectives contributes to the performance of the Company’s stock price.

Determination of CEO Compensation

The Compensation Committee conducts a CEO Assessment each year whereby the Committee establishes performance objectives in December for the upcoming year, enabling the most senior-level goals to be shared throughout the organization. The attainment of these performance objectives is then evaluated at year-end. The corporate objectives set for 2004 included the achievement of the Company’s 2004 operating objectives including a commitment to business transformation; an increased focus on accelerating expansion in high-potential emerging markets and pursuing strategic opportunities to reach new consumers via new brands and channels; and the strengthening of organizational leadership and corporate governance.

Ms. Jung’s salary was set at $1,375,000 per annum effective March 2004. Her annual incentive bonus target pay-out for 2004 was increased from 125% to 175% of base salary effective March 2004 and was linked to the performance objectives described above under “Executive Incentive Plan”. The Committee approved an award of 104.61% of her overall bonus target pay-out under the EIP, resulting in an award to her of $2,305,028.

In March 2004, a stock option grant of 500,000 shares (split adjusted) was awarded to Ms. Jung, which options are subject to and will vest according to the terms of the Year 2000 Stock Incentive Plan described above under “Long-Term Incentive Compensation”.

The Compensation Committee had granted to Ms. Jung an award of 360,000 (split adjusted) restricted stock units effective January 2, 2004.

Executive Stock Ownership Guidelines

To further support the Company’s goal of achieving a strong link between shareholder and executive interests, the Company adopted in 2000 stock ownership guidelines for the Company’s senior executives to underscore and encourage executive share ownership. Senior executives are required to own Company stock equal to one to five times their base salary, with ownership targets increasing with the level of responsibility, and have five years to achieve that target. Stock options are not counted for purposes of meeting the ownership guidelines.

Limitations on the Deductibility of Compensation

Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that the Company may deduct in any one year with respect to each of its five most highly paid executive officers. Certain performance-based compensation approved by shareholders is not subject to the deduction limit. The Company’s shareholder approved EIP qualifies so that awards granted under it constitute performance-based compensation not subject to the Section 162(m) limit. In order to maintain flexibility in compensating executive officers in a manner designed to promote corporate goals, the Committee has not adopted a policy that all compensation must be tax deductible. Payments made pursuant to the TLTIP were not eligible for exclusion from the deduction limit.

Members of the Compensation Committee

Ann S. Moore, Chair

Stanley C. Gault

Fred Hassan

Maria Elena Lagomasino

Assumes $100 invested on December 31, 1999 (last trading day in 1999) in Avon Common Stock, the S&P 500 Index and the Industry Composite. The dollar amounts indicated in the graph above and in the chart below are as of December 31 or the last trading day in the year indicated.

	1999	2000	2001	2002	2003	2004
Avon	$100.0	$147.8	$146.1	$171.9	$218.3	$254.5

S&P 500	100.0	90.9	80.1	61.6	77.9	86.0

Industry Composite (2)	100.0	88.6	82.9	81.6	95.6	108.1

(1)	Total return assumes reinvestment of dividends at the closing price at the end of each quarter.

(2)	The Industry Composite includes Alberto-Culver, Clorox, Colgate Palmolive, Estée Lauder, Gillette, Kimberly Clark, Procter & Gamble and Revlon.

The Report of the Compensation Committee on Executive Compensation, the Comparison of Five-Year Total Cumulative Return, and the Audit Committee Report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A or 14C under the Exchange Act or to the liabilities of Section 18 of the Exchange Act. In addition, they shall not be deemed incorporated by reference by any statement that incorporates this Proxy Statement by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference.

TABLES AND PLANS

This section of the Proxy Statement discloses plan and non-plan compensation awarded or paid to, or earned by, the Company’s Chief Executive Officer and the four officers who were the other most highly compensated executive officers during 2004 (together, these persons are sometimes referred to as the “named executive officers”) in respect of the last three fiscal years.

SUMMARY COMPENSATION TABLE

	Annual Compensation				Long-Term Compensation
Name and Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($) (2)	Restricted Stock Awards ($) (3)	Securities Underlying Options/ SARs (#)	Long-Term Incentive Payouts ($) (4)	All Other Compensation ($) (5)
Andrea Jung Chairman and Chief Executive Officer	2004 2003 2002	1,344,945 1,213,425 1,075,342	2,305,028 1,304,753 1,613,014	61,184 0 0	12,103,200 0 0	500,000 500,000 500,000	0 0 0	66,311 54,119 55,797

Susan J. Kropf President and Chief Operating Officer	2004 2003 2002	787,978 737,808 687,671	824,329 640,985 876,781	75,698 0 0	0 3,228,550 0	260,000 240,000 247,952	175,000 0 0	43,578 32,873 32,767

Robert J. Corti Executive Vice President and Chief Financial Officer	2004 2003 2002	515,191 493,904 462,671	458,114 367,413 512,646	37,390 0 0	1,457,000 0 0	100,000 100,000 104,202	118,750 0 0	32,095 22,136 26,188

Robert Toth (1) Executive Vice President, and President, International	2004 2003 2002	514,918 452,603 414,986	428,900 416,927 397,406	38,311 0 0	626,500 0 262,300	90,750 74,746 83,952	107,500 0 0	873,945 137,946 478,192

Gilbert L. Klemann, II Senior Vice President, General Counsel	2004 2003 2002	460,191 440,123 418,836	336,995 277,278 505,744	44,540 0 0	0 264,000 0	70,000 71,356 66,556	106,250 0 0	23,615 14,784 15,239

(1)	Effective as of February 1, 2004, Mr. Toth was promoted to Executive Vice President, International. Mr. Toth became an executive officer in 2002.

(2)	This column includes for 2004: (i) above-market interest earned on investments in the Deferred Compensation Plan—Ms. Jung, $12,474; Ms. Kropf, $5,429; Mr. Corti, $11,642; Mr. Toth, $6,106; and Mr. Klemann, $4,770; and (ii) the value of certain personal benefits—Ms. Jung, $48,710; Ms. Kropf, $70,269, for whom the Company reimbursed her home security system ($37,216); Mr. Corti, $25,748; Mr. Toth, 32,205; and Mr. Klemann $39,770.

(3)	Restricted stock units were granted in 2004 and 2003 and shares of restricted stock were granted in 2002. The dollar amount shown equals the number of shares of restricted stock granted and shares underlying restricted stock units, multiplied by the stock price on the grant date. Dividends or dividend equivalents on these shares and units are paid to the same extent as those paid on the Company’s unrestricted stock. Restricted stock and restricted stock unit awards vest in one or more installments over two to three years after the grant date. The grant of 360,000 restricted stock units, however, made to Ms. Jung on January 2, 2004 will vest in two installments: 50% on January 31, 2007 and 50% on January 31, 2008. In the event of a change of control, all shares of restricted stock and restricted stock units held by executives with employment contracts (see “Contracts with Executives”) would be cashed out. The following table shows aggregate holdings of restricted stock and restricted stock units at December 31, 2004 for the named executive officers.

(Footnotes continued on next page)

	Holdings of Restricted Shares at 12/31/04
Name	Number of Restricted Stock Units Granted in Fiscal 2004	Total Number of Shares of Unvested Restricted Stock and Restricted Stock Units Held	Aggregate Market Value of Shares of Unvested Restricted Stock and Restricted Stock Units at 12/31/04 ($) (a)
Ms. Jung	360,000	360,000	13,932,000
Ms. Kropf	0	130,000	5,031,000
Mr. Corti	40,000	40,000	1,548,000
Mr. Toth	20,000	25,000	967,500
Mr. Klemann	0	10,000	387,000

(a)	“Market Value” is determined by reference to the per-share closing price on December 31, 2004 ($38.70).

(4)	This column includes payments made to the named executive officers under the Transformation Long Term Incentive Plan. Ms. Jung has declined to be considered for any payment from this Plan.

(5)	The amounts in this column include the following: (i) Company matching contributions to the Avon Personal Savings Account Plan—Ms. Jung, $9,225; Ms. Kropf, $9,225; Mr. Corti, $6,041; Mr. Toth, $9,225; and Mr. Klemann, $9,225; (ii) Company matching contributions to the Deferred Compensation Plan—Ms. Jung, $53,145; Ms. Kropf, $27,399; Mr. Corti, $17,951; Mr. Toth, $16,506; and Mr. Klemann, $6,771; (iii) overseas allowances for Mr. Toth pertaining to his expatriate assignment of $842,238 for 2004, $117,610 for 2003, and $458,494 for 2002; and (iv) for 2004 premiums paid by the Company for Supplemental Life Insurance Programs—Ms. Jung, $3,941; Ms. Kropf, $6,954; Mr. Corti, $8,103; Mr. Toth, $5,976; and Mr. Klemann, $7,616.

Option Grants

This table presents information regarding options that may be exercised to purchase shares of the Company’s Common Stock.

Option Grants in Fiscal 2004

	Individual Grants		Exercise Price ($/Sh)	Expiration Date	Grant Date Present Value ($) (3)
Name	Number of Securities Underlying Options Granted (#) (1)	% of Total Options Granted to Employees in Fiscal Year (2)
Ms. Jung	500,000	9.4%	36.42	3/11/14	5,730,000

Ms. Kropf	260,000	4.9%	36.42	3/11/14	2,979,600

Mr. Corti	100,000	1.9%	36.42	3/11/14	1,146,000

Mr. Toth	90,750	1.7%	36.42	3/11/14	1,039,995

Mr. Klemann	70,000	1.3%	36.42	3/11/14	802,200

(1)	The indicated options have a term of 10 years and were granted pursuant to the Company’s Year 2000 Stock Incentive Plan. The options vest in equal one-third portions over three years.

(2)	Based on 5,328,740 options granted in fiscal 2004.

(3)

To calculate the value of option grants in 2004, the Company used a valuation of 35% of the average of the high and low prices of the Company’s Common Stock on the date on which management recommended the proposed grants to the Compensation Committee of the Board of Directors. In 2004, this valuation (split adjusted) equaled $11.46 per share for the 3/11/04 grants. In establishing this valuation, the Company worked with a consultant and reviewed historic Black-Scholes valuations of options on the Company’s stock, measuring volatility and the other variables in the model over multi-year periods, and concluded that a valuation of 35% was appropriate. This figure had been set at 40% in 2003. The Company’s use of this valuation methodology should not be construed as an endorsement of its accuracy at valuing options. In the future, the Company may change its method for determining the valuation of its options. All stock option valuation models and methodologies require a prediction about the future movement of the stock price. The real value of options in this table depends on the actual performance of the Company’s stock during the applicable period and on the date of exercise.

Option Exercises and Values

This table presents information regarding options exercised for shares of the Company’s Common Stock during fiscal 2004 and the value of unexercised options held at December 31, 2004.

Aggregated Option Exercises in Fiscal 2004

and 2004 Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($) (1)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($) (2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Ms. Jung	410,000	10,213,850	1,307,228	999,998	20,814,383	7,264,976

Ms. Kropf	0	0	710,966	500,000	11,921,253	3,532,800

Mr. Corti	0	0	308,428	199,998	5,251,371	1,452,976

Mr. Toth	83,708	2,174,063	144,566	164,116	2,109,860	1,105,284

Mr. Klemann	0	0	145,282	135,534	2,190,494	962,341

(1)	Value Realized is calculated as follows: (Per Share Closing Sale Price on Date of Exercise – Per Share Exercise Price) x Number of Shares for which the Option was exercised.

(2)	Value of Unexercised, In-the-Money Options at December 31, 2004 is calculated as follows: (Per Share Closing Sale Price on December 31, 2004 – Per Share Exercise Price) x Number of Shares Subject to Unexercised Options. The per-share closing price on December 31, 2004 was $38.70.

RETIREMENT BENEFITS

Avon has a Supplemental Executive Retirement Plan (the “Supplemental Plan”) which covers a select group of senior officers of the Company. Four of the named executive officers accrue retirement benefits under the Supplemental Plan, namely Ms. Jung, Ms. Kropf, Mr. Corti and Mr. Toth. Benefits under the Supplemental Plan are based on the average of a participant’s three highest years of compensation during the ten years of service prior to retirement and the number of years of creditable service. Such compensation includes base salary and annual incentive bonuses. Benefits payable under the Supplemental Plan are reduced by benefits payable to the participant under the Company’s Regular Retirement Program (the “Retirement Plan”). Participants in the Retirement Plan who were hired prior to July 1, 1998 have their benefits based on the average of their five highest years of compensation during the ten years of service prior to retirement and the number of years of creditable service. Participants in the Retirement Plan who were hired on or after July 1, 1998 and are not covered by the Supplemental Plan have their benefits calculated under a cash balance formula. The following table shows the estimated annual retirement benefits for a life annuity under the Supplemental Plan (including benefits payable by the Retirement Plan but excluding Social Security benefits) for participants retiring at age 65 whose average three-year compensation and years of service at retirement would be in the classification shown. If retirement occurs prior to age 65, but after the executive’s age and years of service total at least 85, the executive would be entitled to the benefit described in the table commencing upon retirement (rather than waiting until age 65 for the benefit to start). As of December 31, 2004, Ms. Kropf’s age and years of service total at least 85. Each of the other named executive officers’ age and years of service total less than 85. During 2005, however, Mr. Corti’s age and years of service will total 85.

Estimated Annual Retirement Allowances at Age 65

Average of Three Highest Years’ Annual Compensation In Last Ten Years	Years of Creditable Service
	10	15	20	25	30	35
$ 800,000	160,000	240,000	320,000	400,000	440,000	480,000
900,000	180,000	270,000	360,000	450,000	495,000	540,000
1,000,000	200,000	300,000	400,000	500,000	550,000	600,000
1,100,000	220,000	330,000	440,000	550,000	605,000	660,000
1,200,000	240,000	360,000	480,000	600,000	660,000	720,000
1,300,000	260,000	390,000	520,000	650,000	715,000	780,000
1,400,000	280,000	420,000	560,000	700,000	770,000	840,000
1,500,000	300,000	450,000	600,000	750,000	825,000	900,000
1,600,000	320,000	480,000	640,000	800,000	880,000	960,000
1,700,000	340,000	510,000	680,000	850,000	935,000	1,020,000
1,800,000	360,000	540,000	720,000	900,000	990,000	1,080,000
1,900,000	380,000	570,000	760,000	950,000	1,045,000	1,140,000
2,000,000	400,000	600,000	800,000	1,000,000	1,100,000	1,200,000
2,100,000	420,000	630,000	840,000	1,050,000	1,155,000	1,260,000
2,200,000	440,000	660,000	880,000	1,100,000	1,210,000	1,320,000
2,300,000	460,000	690,000	920,000	1,150,000	1,265,000	1,380,000
2,400,000	480,000	720,000	960,000	1,200,000	1,320,000	1,440,000
2,500,000	500,000	750,000	1,000,000	1,250,000	1,375,000	1,500,000
2,600,000	520,000	780,000	1,040,000	1,300,000	1,430,000	1,560,000

As of December 31, 2004, Ms. Jung had an average three-year compensation of $2,512,472 and 11 years of creditable service; Ms. Kropf had an average three-year compensation of $1,441,073 and 34 years of creditable service; Mr. Corti had an average three-year compensation of $889,075 and 28 years of creditable service; and Mr. Toth had an average three-year compensation of $814,255 and 26 years of creditable service. Mr. Klemann is not covered by the Supplemental Plan; instead Mr. Klemann accrues benefits under the cash balance formula, which will not vest until 2006. As of December 31, 2004, the value of Mr. Klemann’s cash balance account was $196,180, which equated to an annual annuity, payable at age 65 for his lifetime, of $27,968.

CONTRACTS WITH EXECUTIVES

The Company has employment contracts (“Employment Contracts”) with four of the named executive officers, namely Ms. Jung, Mrs. Kropf, Mr. Corti and Mr. Klemann.

The Employment Contracts provide that if the executive’s employment is terminated without cause, the executive generally shall receive a payment equal to the sum of: (i) the present value of the executive’s base salary for a period equal to two years (Mrs. Kropf and Messrs. Corti and Klemann) or three years (Ms. Jung); (ii) continuation of benefits for two years; and (iii) a bonus payment in an amount equal to the executive’s target annual bonus for the year of termination plus a pro-rated portion of such bonus if such termination occurs after August 1 in any year.

The Employment Contracts also provide that upon the executive’s actual or constructive termination of employment in connection with the occurrence of certain change of control or potential change of control events (as defined in the Employment Contracts), the executive will receive payment of an amount equal to the sum of: (a) three years’ salary and bonus, (b) the present value of three years’ insurance and fringe benefits, and (c) the cash-out value of all then-outstanding stock options, restricted shares and restricted stock units. Assuming an actual or potential change of control had occurred on January 1, 2005, with termination of the executives immediately thereafter, Ms. Jung would have received $11,040,083; Mrs. Kropf would have received $4,872,987; Mr. Corti would have received $2,934,343; and Mr. Klemann would have received $2,405,984; plus the amounts referred to in (b) and (c) above.

The Employment Contracts also provide for reimbursement by the Company of any excise taxes incurred under Section 4999 of the Internal Revenue Code by reason of a change of control, and of any income and excise taxes incurred in connection with such reimbursement.

AUDIT COMMITTEE REPORT

The Company has a separately designated standing Audit Committee established in accordance with the Securities Exchange Act of 1934. The Audit Committee is composed of three directors whom the Board of Directors has determined meet the independence and financial literacy and expertise standards of the New York Stock Exchange, the Sarbanes-Oxley Act of 2002, the Securities and Exchange Commission and the Company’s Corporate Governance Guidelines. The Board has also determined that Lawrence A. Weinbach, the Committee’s Chair, is qualified to be the “Audit Committee Financial Expert”, under the rules of the Securities and Exchange Commission. The Audit Committee has a written charter that has been approved by the Board of Directors and is attached as Appendix A to this Proxy Statement and is available on the Company’s website (www.avoninvestor.com).

The basic function of the Audit Committee is oversight. The Company’s management is responsible for preparing the Company’s financial statements and its independent registered public accounting firm is responsible for providing an integrated report regarding its audit of Avon’s consolidated financial statements and internal control over financial reporting. Management is responsible for the fair presentation of the information set forth in such financial statements in conformity with generally accepted accounting principles, and for maintaining effective disclosure controls and procedures. Management is also responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of the Company’s internal control over financial reporting. The independent accountants’ responsibility is to provide their opinions, based on their audit, as to whether the financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles and whether management’s assessment regarding whether the company maintained effective internal control over financial reporting is fairly stated in all material respects and whether the Company maintained effective internal control over financial reporting as of December 31, 2004. The independent accountants’ responsibility is also to design and perform their audit to provide reasonable assurance that the Company’s financial statements are free of material misstatements and whether effective internal control over financial reporting was maintained in all material respects. It is not the duty of the Audit Committee, or of any of its members, to conduct separate auditing or accounting reviews or provide independent assurance of the Company’s compliance with applicable laws and regulations.

In the performance of its oversight function, the Committee has reviewed and discussed the audited financial statements with management and the independent accountants. The Committee has also discussed with the independent accountants and with management the matters required to be discussed by the rules of the New York Stock Exchange, the Securities and Exchange Commission and the Charter of the Audit Committee (including, among other standards, “Statement on Auditing Standards No. 61, Communication with Audit Committees”) relating, for example, to the conduct of the audit and the quality of the Company’s accounting principles and the estimates underlying the financial statements.

The Committee also has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees (which relates to the accountants’ independence from the Company and its related entities), has considered whether the provision of non-audit services by the independent accountants to the Company is compatible with maintaining the accountants’ independence and has discussed with the accountants the accountants’ independence, including any relationships that may impact their objectivity and independence.

In 2003, the Company amended its previous policy regarding the provision by the Company’s independent accountants of audit and non-audit services and the corresponding fees, and the procedures for approval of such services and fees, to: (i) strictly disallow any service that would be a prohibited service; (ii) allow audit, audit-related and tax services only if the particular type of service is on the list of types of services that have been pre-approved by the Audit Committee, specific procedures are followed to ensure appropriate management assessment of such service, the proposed fee is within the overall limit set by the Audit Committee for that category of service, and the Audit Committee is informed on a timely basis of each such service; and (iii) allow other services not within any of the foregoing categories only if each such service and the corresponding fee is approved in advance by the Audit Committee or by one or more members of the Audit Committee.

Based upon the review and discussions described in this report, the members of the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

Members of the Audit Committee

Lawrence A. Weinbach, Chair

W. Don Cornwell

Edward T. Fogarty

PROPOSAL 2—RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Unless otherwise directed by the Shareholders, proxies will be voted for ratification of the appointment by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP, Independent Registered Accounting Firm, as independent accountants for the year 2005. PricewaterhouseCoopers LLP began auditing the accounts of the Company in 1989. If the appointment of PricewaterhouseCoopers LLP is not ratified by the Shareholders, the Audit Committee will reconsider its appointment. A member of the firm will be present at the Annual Meeting to answer appropriate questions and to make a statement if he or she desires.

In 2003, the Company amended its previous policy regarding the provision by the Company’s independent accountants of audit and non-audit services and the corresponding fees, and the procedures for approval of such services and fees, to: (i) strictly disallow any service that would be a prohibited service; (ii) allow audit, audit-related and tax services only if the particular type of service is on the list of types of services that have been pre-approved by the Audit Committee, specific procedures are followed to ensure appropriate management assessment of such service, the proposed fee is within the overall limit set by the Audit Committee for that category of service, and the Audit Committee is informed on a timely basis of each such service; and (iii) allow other services not within any of the foregoing categories only if each such service and the corresponding fee is approved in advance by the Audit Committee or by one or more members of the Audit Committee.

Audit Fees

The aggregate fees, including out-of-pocket expenses, for audit services rendered by PricewaterhouseCoopers LLP, including but not limited to the audit of the Company’s annual financial statements for the fiscal years ended December 31, 2004 and December 31, 2003, and of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004 as required by Section 404 of the Sarbanes-Oxley Act of 2002, and the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for those fiscal years, were approximately [$7.5 million] and $4.9 million, respectively.

Audit-Related Fees

The aggregate fees, including out-of-pocket expenses, for audit-related services rendered by PricewaterhouseCoopers LLP during the fiscal years 2004 and 2003 were approximately $.08 and $.4 million, respectively. The audit-related services provided by PricewaterhouseCoopers LLP during those years included such services as accounting due diligence, statutory audits of international subsidiaries, and audits of domestic and international pension and benefit plans and of international charitable foundations.

Tax Fees

The aggregate fees, including out-of-pocket expenses, for tax services rendered by PricewaterhouseCoopers LLP during the fiscal years 2004 and 2003 were approximately $.89 million and $1.5 million, respectively. The tax services provided by PricewaterhouseCoopers during those years included such services as expatriate tax services, tax advice regarding possible transactions and projects, domestic and international tax planning and tax compliance.

All Other Fees

The aggregate fees, including out-of-pocket expenses, for other services, not included in any of the foregoing categories, rendered by PricewaterhouseCoopers LLP during the fiscal years 2004 and 2003 were approximately $.03 and $.02 million, respectively. These other services provided by PricewaterhouseCoopers during 2004 and 2003 included such services as certifications and other reviews of information required by local regulations outside the United States or by contracts to which Avon is a party, official transmission of financial information to government authorities outside the United States, and a subscription to on-line accounting reference material.

Your Board of Directors recommends that you vote FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants for the year 2005.

PROPOSAL 3—AMENDMENTS TO RESTATED CERTIFICATE OF INCORPORATION AND BY-LAWS ELIMINATING THE CLASSIFICATION OF THE BOARD OF DIRECTORS

Article V of the Company’s Restated Certificate of Incorporation and Article III, Section 1 of the Company’s By-Laws provide for the classification of the Board of Directors into three classes, with members of each class serving three-year terms, and contain provisions relating to such classification concerning the filling of director vacancies and the removal of directors. The Board of Directors has determined that the Restated Certificate of Incorporation and the By-Laws should be amended to repeal these provisions and has unanimously adopted a resolution approving the amendments, declaring their advisability and recommending such amendments to the Company’s shareholders. (See Appendix C.)

If the proposed amendments are approved by the shareholders, the classified Board will be eliminated, and each director who was elected at the 2004 Annual Meeting to serve until the 2007 Annual Meeting and each nominee for director at this Annual Meeting (whose terms would otherwise expire at the 2008 Annual Meeting) has agreed to tender his or her resignation at the 2006 Annual Meeting. Beginning with the 2006 Annual Meeting, all directors would be elected for one-year terms at each annual meeting. Furthermore, any director chosen as a result of the newly created directorships or to fill a vacancy on the Board of Directors will hold office until the next Annual Meeting of Shareholders.

Classified boards have been widely adopted and have a long history in corporate law. Proponents of classified boards assert they promote the independence of directors because directors elected for multi-year terms are less subject to outside influence. Proponents of a classified system for the election of directors also believe it provides continuity and stability in the management of the business and affairs of a company because a majority of directors always have prior experience as directors of the company. Proponents further assert that classified boards may enhance shareholder value by forcing an entity seeking control of a target company to initiate arms-length discussions with the board of the target company because the entity is unable to replace the entire board in a single election.

On the other hand, some investors view classified boards as having the effect of reducing the accountability of directors to shareholders because classified boards limit the ability of shareholders to evaluate and elect all directors on an annual basis. The election of directors is a primary means for shareholders to influence corporate governance policies and to hold management accountable for implementing those policies. In addition, opponents of classified boards assert that a classified structure for the election of directors may discourage proxy contests in which shareholders have an opportunity to vote for a competing slate of nominees and therefore may erode shareholder value.

A shareholder proposal requesting the declassification of the Board of Directors had been presented to shareholders in 2003 and in 2004, although the latter proposal was withdrawn. The non-binding 2003 proposal received support from a substantial majority of the shareholders, but less than the affirmative vote of 80% of the outstanding shares that would have been required to effect a declassification of the Board. Prior to the 2004 Annual Meeting, the Board determined that it was in the best interests of the Company to propose to the shareholders at the 2005 Annual Meeting that the classification of the Board be eliminated. As a result, the 2004 shareholder proposal to declassify the Board was withdrawn by shareholder proponents.

In 2003 and again in 2004, the Company’s Nominating and Corporate Governance Committee and full Board of Directors considered carefully the advantages and disadvantages of maintaining a classified board structure. In 2004, the Board gave due consideration to the various arguments for and against a classified board, including consultation with internal and outside advisors, and listened to the views of a number of the Company’s shareholders. After this review, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, decided that it was appropriate to propose declassifying the Board. The Board is committed to principles of corporate democracy and is mindful that a majority of shareholders voting at the Annual Meeting had voted for declassification in 2003 and that a shareholder proposal to declassify the Board was initially submitted again in 2004.

The affirmative vote of the holders of at least 80% of the voting power of the Company’s outstanding common stock is required to approve the proposed amendments to the Restated Certificate of Incorporation and the By-Laws. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Your Board of Directors recommends that you vote FOR the proposal to amend the Restated Certificate of Incorporation and the By-Laws to eliminate the classification of the Board of Directors.

PROPOSAL 4—APPROVAL OF THE AVON PRODUCTS, INC. 2005 STOCK INCENTIVE PLAN

The Board of Directors has approved and recommends the approval of the Avon Products, Inc. 2005 Stock Incentive Plan (the “2005 Plan”), which is attached as Appendix G to this Proxy Statement. The 2005 Plan would replace the Avon Products, Inc. 2000 Stock Incentive Plan (the “2000 Plan”) approved by the Company’s Shareholders in 2000.

The following is a summary of certain material features of the 2005 Plan. Please refer to Appendix G for a more complete description of the terms of the 2005 Plan.

Purpose

The purpose of the 2005 Plan is to (i) provide competitive incentive compensation to key employees and directors of the Company to stimulate their efforts toward the continued success, long-term growth and profitability of the Company and its subsidiaries; (ii) encourage Share ownership by providing key employees and directors of the Company with a means to obtain a proprietary interest in the Company or to receive compensation which is based upon appreciation in the value of Shares; and (iii) provide a means of obtaining and retaining key employees and directors of the Company.

Eligible Participants

The 2005 Plan will be administered by a committee (the “Committee”) appointed by the Board of Directors to administer the 2005 Plan, each member of which must be an “outside director” for purposes of Section 162(m) of the Internal Revenue Code (the “Code”), a “non employee director” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and “independent” for purposes of the rules of the New York Stock Exchange. It is anticipated that the Compensation Committee will serve as the Committee. The Committee in its sole discretion will select from time to time from among key employees and directors of the Company and its subsidiaries the persons to whom grants are made under the 2005 Plan (the “Participants”). A key employee is any person employed by the Company or any of its subsidiaries who is responsible for the management, growth or protection of some aspect of the business of the Company and its subsidiaries or who makes a contribution to the Company and its subsidiaries.

Since it is within the discretion of the Committee to determine which key employees will receive grants under the 2005 Plan and the type and amount thereof, these matters cannot be specified at present. In 2004, however, 1,200 key employees, including the executive officers of the Company, received awards under the 2000 Plan. In addition, under the 2005 Plan, all non-employee directors of the Company will be eligible to participate. The benefits that will be received by or allocated to key employees and directors under the 2005 Plan are not yet determinable. The Committee may, under certain circumstances, delegate to an officer the authority to designate certain key employees to receive grants and the amount thereof.

Available Shares

Under the 2005 Plan, the number of Shares that may be made subject to awards under the Plan may not exceed 31 million Shares, provided that (i) the total number of Shares that may be issued for awards of stock or stock units, including awards of restricted stock and restricted stock units, may not exceed an aggregate of 8 million Shares and (ii) the total number of Shares that may be issued for awards of options may not exceed an aggregate of 23 million Shares. In addition, no single Participant may receive awards in respect of more than [4.5] million Shares under the Plan. Shares to be delivered under the 2005 Plan may be either authorized, but unissued, shares of Common Stock or treasury shares. Effective upon Shareholder approval of the 2005 Plan, no further awards will be made under the 2000 Plan. On March [•], 2005, the closing sale price of the Common Stock as reported in the New York Stock Exchange composite tape was $[•]. Shares covered by the unexercised or undistributed portion of any terminated, expired or forfeited award are not available again for further awards under the 2005 Plan nor are Shares withheld or delivered for tax withholding or as the exercise price of a stock option. No awards may be made under the 2005 Plan after the tenth anniversary of the date that it is approved by Shareholders.

Awards

The 2005 Plan authorizes grants to Participants of stock options, which may be either incentive stock options eligible for special tax treatment or non-qualified stock options, stock appreciation rights (“SARs”), restricted stock, stock units and other stock-based awards. The 2005 Plan permits the Committee to prescribe in an award agreement or award program for each award any other terms and conditions of that award.

The 2005 Plan authorizes the Committee to provide for such special terms for awards to Participants who are foreign nationals, or who are employed outside of the United States, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom.

Stock Options. Under the provisions of the 2005 Plan authorizing the grant of stock options, (i) the option price may not be less than the fair market value of the Shares at the date of grant, (ii) stock options may not be exercised after ten years from the date of grant, (iii) the aggregate fair market value (determined as of the date the option is granted) of the Shares for which any employee may be granted incentive stock options which are exercisable for the first time in any calendar year may not exceed the maximum permitted under the Code (presently $100,000), and (iv) at the time of exercise of a stock option, the option price must be paid in full in cash or, if the award agreement or award program provides, by delivery of Shares or in a cashless exercise through a broker or similar arrangement. Generally, options vest in three substantially equal annual installments beginning one year from the grant date. Unless otherwise provided by the Committee, upon a Participant’s death, stock options granted to such Participant shall become immediately exercisable and shall continue to be exercisable for a period of two years from such date (one year in the case of incentive stock options) or until the expiration of the stated term of such stock options, whichever period is shorter. Unless otherwise provided by the Committee, upon a Participant’s termination of employment by reason of retirement or becoming disabled (both as defined in the 2005 Plan), stock options granted to such Participant shall continue to vest in accordance with their vesting schedule and shall continue to be exercisable until the expiration of the stated term of such stock options. Unless otherwise provided by the Committee, in the event of termination of employment for other reasons, such stock options shall continue to be exercisable for a period of 90 days from such date or until the expiration of the stated term of such options, whichever period is shorter (except that in the case of termination of employment for cause, such stock options shall immediately expire).

Stock Appreciation Rights. The 2005 Plan permits the grant of SARs, which permit the Participant to receive a payment measured by the increase in the fair market value of a specified number of Shares from the date of grant to the date of exercise. The Committee may grant a SAR that is related to a stock option (a tandem SAR), either at the time of the option grant or thereafter during the term of the option, or a SAR that is separate and apart from the grant of an option (a freestanding SAR). Payments upon exercise of SARs may be made in Shares (valued on the basis of the fair market value of the Shares on the date of exercise), or in cash or partly in cash and partly in Shares, as the Committee may determine.

Restricted Stock. Under the 2005 Plan, the Committee may also grant Shares, subject to specified restrictions, including but not limited to continued employment of the Participant with the Company or a subsidiary or the achievement of one or more specific goals related to the performance of the Company, a business unit or the Participant over a specified period of time. Grants of restricted stock are subject to forfeiture if the prescribed conditions are not met. During the restricted period, Shares of restricted stock have all the attributes of outstanding Shares, but the Committee may provide that dividends and any other distributions on the Shares be accumulated, with or without interest, or reinvested in additional Shares during the restricted period. As and to the extent that Shares of restricted stock are no longer subject to forfeiture, certificates therefor and any dividends withheld by the Company will be delivered to the grantee.

Stock Units. The 2005 Plan authorizes the Committee to grant stock units, which permit Participants to receive at a specified future date, payment of an amount equal to all or a portion of the fair market value of a specified number of Shares at the end of a specified period. At the time of the grant, the Committee determines the factors which will govern the portion of the rights so payable, including, at the discretion of the Committee, any performance criteria that must be satisfied as a condition to payment. Stock units containing performance criteria, or other restrictions, including but not limited to the continued employment or service of the Participant with the Company or any of its subsidiaries, may be designated as “restricted stock units”. Payments in respect of stock units may be made in Shares (valued on the basis of the fair market value of the Shares on the date of exercise), or in cash or partly in cash and partly in Shares, as the Committee may determine.

Other Stock-Based Awards. The 2005 Plan authorizes the Committee to grant other stock-based awards pursuant to which Shares (which may, but need not, be Shares of restricted stock) are or may in the future be acquired by the Participant. Such other stock-based awards may be granted alone, in addition to or in tandem with any other award granted under the 2005 Plan and must be consistent with the purpose of the 2005 Plan.

Tax Matters

The following is a brief summary of the principal United States federal income tax consequences of awards under the 2005 Plan. This summary is not intended to be exhaustive and does not describe state, local or foreign tax laws.

Incentive Stock Options. The grant of an incentive stock option will not result in any immediate tax consequences to the Company or the optionee. In addition, an optionee will not recognize taxable income, and the Company will not be entitled to any deduction, upon the timely exercise of an incentive stock option, but the excess of the fair market value of the Shares acquired over the option price will be includible in the optionee’s alternative minimum taxable income for the year of exercise for purposes of the alternative minimum tax. If the optionee does not dispose of the Shares acquired within one year after their receipt (and within two years after the option was granted), gain or loss recognized on the subsequent disposition of the Shares will be treated as long-term capital gain or loss. Capital losses of individuals are deductible only against capital gains and a limited amount of taxable ordinary income. In the event of an earlier disposition, the optionee will recognize taxable ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the Shares on the date of exercise over the option price; or (ii) if the disposition is a taxable sale or exchange, the amount of any gain realized. Upon such a disqualifying disposition, the Company will be entitled to a deduction in the same amount and at the same time as the optionee recognizes such taxable ordinary income.

Non-Qualified Stock Options. The grant of a non-qualified stock option will not result in any immediate tax consequences to the Company or the optionee. Upon the exercise of a non-qualified stock option, the optionee will recognize taxable ordinary income, and the Company will be entitled to a deduction, equal to the difference between the option price and the fair market value of the Shares acquired at the time of exercise.

Stock Appreciation Rights. The grant of either a tandem SAR or a freestanding SAR will not result in any immediate tax consequences to the Company or the grantee. Upon the exercise of either a tandem SAR or a freestanding SAR, any cash received and the fair market value on the exercise date of any Shares received will constitute taxable ordinary income to the grantee. The Company will be entitled to a deduction in the same amount and at the same time, subject to the limitations of Code Section 162(m).

Restricted Stock. An employee normally will not recognize taxable income upon an award of restricted stock, and the Company will not be entitled to a deduction, until the termination of the restrictions. Upon such termination, the employee will recognize taxable ordinary income in an amount equal to the fair market value of the Shares at that time, plus the amount of the dividends and interest thereon to which the employee then becomes entitled. However, an employee may elect to recognize taxable ordinary income in the year the restricted stock is awarded in an amount equal to its fair market value at that time, determined without regard to the restrictions. The Company will be entitled to a deduction in the same amount and at the same time as the employee realizes income, subject to the limitations of Code Section 162(m).

Stock Units. Any cash and the fair market value of any Shares received in connection with the grant of a stock unit under the 2005 Plan will constitute taxable ordinary income to the employee in the year in which paid, and the Company will be entitled to a deduction in the same amount, subject to the limitations of Code Section 162(m).

Other Stock-Based Awards. The grant of any other stock-based award will generally constitute taxable ordinary income to the employee in the year in which paid, and the Company will generally be entitled to a deduction in the same amount, subject to the limitations of Code Section 162(m).

Applicable taxes required by law will be withheld from all amounts paid in satisfaction of an award. The amount of the withholding will generally be determined with reference to the average of the high and low sale prices of the Shares as reported in the New York Stock Exchange composite tape on the date of determination. Under the 2005 Plan, the amount of withholding to be paid in respect of non-qualified options exercised through the cashless method in which all Shares are sold immediately after exercise will be determined by reference to the price at which the Shares are sold.

Other

In the event any change in or affecting Shares occurs, the Board of Directors may make appropriate amendments to or adjustments in the 2005 Plan or awards made thereunder, including changes in the number of Shares then remaining to be awarded thereunder, the number of Shares then remaining subject to outstanding awards of stock and stock units or subject to outstanding awards of stock options under the 2005 Plan, and the maximum number of shares that may be granted or delivered to any single Participant pursuant to the 2005 Plan, and may accelerate the vesting of outstanding awards.

In the event of a change in control (as defined in Section 2(e) of the 2005 Plan) of the Company, the 2005 Plan provides that all outstanding stock options would become fully exercisable. Alternatively, the Committee may provide in an award agreement or an award program or at any time prior to the change in control that outstanding awards (including stock options) be cashed out upon a change in control of the Company. The Company may instead enter into an agreement or agreements with the prospective new owner of the Company, or the surviving entity of any merger or other business combination, which would cause such new owner or surviving entity, as the case may be, to agree to adopt and maintain the 2005 Plan and, with respect to all outstanding awards, to adopt outstanding award agreements and award programs, and continue them for their respective terms with equitable adjustments to maintain their value prior to and following the change in control. Alternatively, such agreement or agreements could cause the new owner or the surviving entity, as the case may be, to grant new stock-based awards in substitution for unexercised awards granted by the 2005 Plan with a value not less than the value as of the time of the change in control of the outstanding awards being replaced.

The Board of Directors may at any time amend, suspend or terminate the 2005 Plan or grants made thereunder. It may not, however (except in making amendments and adjustments in the event of changes in or affecting Shares) (i) without the consent of the person affected, impair the rights of the holder of any award other than as provided for or contemplated in the award agreement or award program or (ii) without the approval of Shareholders, increase the number of Shares available for awards under the 2005 Plan, change the class of eligible participants to other than key employees and directors, reduce the basis upon which the minimum stock option exercise price is determined, extend the period within which options may be granted under the 2005 Plan beyond the tenth anniversary of the date that the 2005 Plan is approved by Shareholders or provide for a stock option exercisable more than ten years from the date of grant, except in the event of death. In no event may the Board or the Committee reprice stock options or SARs by reducing the option or SAR exercise price, canceling the options or SARs and granting replacement awards or otherwise.

Your Board of Directors recommends that you vote FOR the Avon Products, Inc. 2005 Stock Incentive Plan.

PROPOSAL 5—RESOLUTION REQUESTING REPORT ON BREAST CANCER FUNDRAISING AND GRANT DISTRIBUTION

The Company is informed that Trillium Asset Management, whose address and share ownership will be furnished promptly upon receipt of any oral or written request therefor, intends to introduce at the Annual Meeting the following resolution:

“RESOLVED

Shareholders request that Avon Products report annually to shareholders (at reasonable cost and omitting proprietary information) on the following, beginning in 2005:

•	Total contributions (itemized by in-kind contributions, product donations and staff time) of Avon Products to the Avon Foundation,

•	Fundraising and administrative costs, separately stating those incurred in connection with each Avon 2-Day Walk for Breast Cancer,

•	Criteria for awarding research grants, including the extent to which criteria include the role of environmental factors and the role of genetic factors,

•	Geographical distribution of grants awarded for screening, treatment, patient care and support services,

•	Description of the purpose of each research grant awarded, including the scientific question addressed by the grant, and,

•	Description of the mission, function, and qualifications for serving on the Avon Foundation’s community advisory board.”

The proponent has furnished the following statement in support of the resolution:

“Through philanthropy and product tie-ins, Avon Products has enhanced its brand reputation by becoming the largest corporate fundraiser for the breast cancer cause. The Avon Foundation’s ‘Breast Cancer Crusade’ has raised more than $300 million worldwide since 1992, and 92% of the foundation’s programs and service expenditures were directed toward the breast cancer cause in 2003. Avon merchandise benefiting breast cancer charities includes numerous ‘pink ribbon products’ such as stuffed bears, apparel, jewelry, cosmetics, umbrellas, candles, water bottles and Christmas ornaments.

Breast cancer ‘cause-related marketing’ has been subject to much scrutiny in the media (Business 2.0, 02/03; PR Week, 10/25/04; The Guardian, 10/11/04; Harpers, 11/01; Agence France Press, 10/08/04; St. Louis Post-Dispatch, 10/03/04; Montreal Gazette, 10/26/04; Arizona Republic, 10/09/04; numerous others). Avon has been criticized for a lack of transparency and accountability in key aspects of its fundraising and grantmaking. Specifically:

•	Basic information about the Avon Foundation’s research grants are unavailable, such as the scientific question they address, their purpose and duration, and the scientists to whom they are awarded. For example, although research currently suggests that hereditary factors account for only 5-10% of all breast cancer cases, it is impossible to discern whether any of the Foundation’s grants are directed toward researching the potential contribution of man-made environmental toxins.

•	The Foundation has yet to disclose, on a city-by-city basis, how much money is raised by the multi-city Avon 2-Day Walk[s] for Breast Cancer (which collectively raised more than $31 million in 2003), the overhead expenses associated with each walk, and the grants dispatched to local areas from which the money is raised (the predecessor ‘3 Day Walks’ did disclose this information).

Avon’s 2003 annual report states, ‘Our dream is to create the world’s largest-ever foundation for women.’ In the proponent’s view, this obligates our company to adhere to the highest standards of transparency and accountability.”

Board of Directors Statement on Proposal 5

The Avon Products Foundation, Inc. (the “Foundation”), an accredited 501(c) (3) not-for-profit charity, was founded in 1955 to improve the lives of women and their families. The Foundation brings this mission to life through two key areas of focus: the fight against breast cancer and support for women’s empowerment programs, including economic advancement and the issue of domestic violence. The Avon Breast Cancer Crusade, which is the principal focus of this proposal, was launched in 1992 and now supports breast cancer programs in 50 countries. The Avon Breast Cancer Crusade has raised and awarded more than $350 million worldwide for access to care and finding a cure for breast cancer with a focus on supporting the medically underserved. Funding supports five areas of the breast cancer cause: awareness and education; screening and diagnosis; treatment; support services; and scientific research. Beneficiaries range from leading cancer centers to community based non-profit breast health programs, creating a powerful international network of research, medical, social service and community based organizations focused on defeating breast cancer and ensuring access to care.

The proponent asserts that Avon Products, Inc. and the Foundation do not provide sufficient information regarding key aspects of the fundraising and grant distribution associated with the Foundation and they seek specific information on contributions, fundraising and administrative costs, criteria for awarding grants, the geographic distribution of grants, the purpose of grants and the mission and qualifications for serving on the Foundation’s community advisory board. The Board of Directors believes that the Company and the Foundation already provide extensive information on fundraising, grant distribution and other activities of the Foundation and that the proponent’s request is burdensome and unnecessary.

The Foundation appoints independent auditors to prepare annual financial statements regarding its financial position and activities. Those financial statements are publicly filed with many states and available on the Foundation’s public website. Those independently audited financial statements set forth the amounts and sources of Foundation revenues, including total special event income (predominantly the Avon Walks for Breast Cancer), general in-kind support, Breast Cancer Crusade items such as the Company’s Pink Ribbon products, women’s economic empowerment programs, the Yellow Ribbon Fund, and the Heart of America Children’s Charity. These same financials also include the amounts expended for program services by category, including the Breast Cancer Crusade, women’s economic empowerment programs, the Yellow Ribbon Fund and the Heart of America Children’s Charity. Further information is provided on support services, including management services, general expenses and fundraising. In the notes to the Foundation’s financial statements, there is a description of each of the major program activities of the Foundation and a description of transactions involving Avon Products, Inc., including pledges from and in-kind contributions by the Company. The notes to the financials also include information regarding all special event income (predominantly the Avon Walks for Breast Cancer), with data on the total income raised, total expenses and net proceeds from the Walks returned to Breast Cancer programs. This information is not broken out on a walk by walk basis, as it is not required for purposes of the financial statements or the Better Business Bureau Guidelines for charitable organizations. The Foundation manages the walks on an aggregate basis and, while some walks are more successful than others, believes that the geographical diversity of its walks helps to foster the mission of the Foundation through outreach, education and awareness.

The public website of the Foundation (www.avonfoundation.org) provides substantial additional detail regarding the Foundation and its initiatives. The website includes a detailed listing of all programs funded by the Foundation in 2004. It lists dozens of funded Breast Cancer programs categorized by “Education, Outreach and Support Services”, “Screening, Diagnostic and Treatment Services” and “Medical Research and Clinical Care”. There is a similarly extensive list of women’s empowerment programs and each listing includes a brief description of the purpose of the grant as well as an internet link to the website of the organization supported, so that additional information can be obtained.

The Avon Foundation Breast Cancer Fund provides grants in all 50 states to community-based programs interested in providing local outreach, breast health education, linkage to screening services and follow-up care in partnership with local medical providers in the neighborhoods they serve. While the Foundation does not have a Community Advisory Board as the proponent asserts, the Fund issues grants on a competitive basis using geographically diverse peer Reviewers selected annually from a broad range of breast cancer and related backgrounds including medical professionals, public health experts and directors of community health programs. The public website of the Avon Foundation (www.avonbreastcare.org) provides Applications for Avon Foundation Breast Cancer Fund grants and Reviewers.

The Company and the Foundation are very proud of the Foundation’s efforts to raise money in support of the breast cancer cause and women’s empowerment programs. The Board believes that there is extensive information publicly available regarding the contributions to, grants from and operations of the Foundation and believes that the request for additional information sought by the proponent is unnecessary and would divert valuable Foundation resources.

Your Board of Directors recommends that you vote AGAINST Proposal 5.

PROPOSAL 6—RESOLUTION REQUESTING GLOBAL REFORMULATION OF AVON PRODUCTS TO EU STANDARDS

The Company is informed that Domini Social Investments LLC, whose address and share ownership will be furnished promptly upon receipt of any oral or written request therefor, intends to introduce at the Annual Meeting the following resolution:

“Whereas:

•	In February 2003, European Union Directive 2003/15/EC (‘the Directive’) banned the sale in Europe of cosmetics or personal care products containing any ingredients on a list of chemicals known or suspected of causing cancer, genetic mutation, or birth defects.

•	In 2004, Avon announced it would remove DBP and DEHP, two chemicals banned by the Directive and currently used in some nail products, from its European products, and would try to remove them from products it sells elsewhere. Avon also indicated it would remove from its European products any other chemicals the Directive bans.

•	However, Avon did not pledge to reformulate its products globally. Scores of Avon products sold in the US, for example, still contain petrolatum, isobutene or hydroquinone, chemicals the EU Directive bans as probable or possible carcinogens, mutagens, or reproductive toxins.

•	Avon should have one global product safety standard. Having multiple standards may damage Avon’s reputation and expose Avon to liability.

•	Formulation to EU standards would elevate the safety standards of Avon’s products. The US FDA, for example, does not require cosmetics manufacturers to test their products for safety. They can use any raw ingredient without approval except for color additives and a few prohibited ingredients.

•	Concern about safe cosmetics is growing among consumers and Avon’s competitors. Nearly fifty cosmetics companies have informed the Campaign for Safe Cosmetics, a coalition of health, consumer, and advocacy groups, that they will inventory their products for ingredients that are suspected carcinogens, mutagens, and reproductive toxins, as well as for chemicals that affect the endocrine system, accumulate in the body or persist in the environment. These companies will proactively seek safe alternatives for these chemicals, and publicly report on their progress.

•	The reformulation process to comply with the Directive offers companies an opportunity to begin exploring safe alternatives to all chemicals of concern. Avon should demonstrate its commitment to the highest standards of product safety by reformulating its products worldwide to EU standards.

Resolved: Shareholders request that Avon reformulate, in a reasonable time frame and as legally permitted, all its products worldwide to be free of chemicals banned by European Union Directive 2003/15/EC, and that the Board of Directors produce a report to shareholders on the implementation of the reformulation plan by November 1, 2005. The report should be prepared at reasonable cost and omit proprietary information.”

The proponent has furnished the following statement in support of the resolution:

“Known as ‘the company for women,’ Avon deserves praise for its global leadership in the fight against breast cancer. This resolution seeks to protect Avon’s good name by resolving any doubts that Avon applies a higher safety standard for its European consumers than for others. The Directive identifies the mutagens, reproductive toxins and carcinogens—including breast carcinogens—currently posing the greatest risks to public health. Without a global reformulation policy, Avon risks losing non-European customers who are concerned about cosmetic safety. The Directive offers Avon the opportunity to respond to growing concerns about the risks cosmetics may pose to human health.”

Board of Directors Statement on Proposal 6

Consumer safety is Avon’s number one priority. Avon is committed to using only safe and approved ingredients in its products and we comply with the national cosmetics laws in every country in which Avon products are sold. Avon closely monitors all relevant scientific information and adheres to the regulations governing the sale of cosmetics and personal care products in each jurisdiction to ensure that the Company is fully informed and in compliance with the law. Toxicologists at Avon thoroughly evaluate safety data for all ingredients before they are approved for use in any of our products. Also, the Company’s scientists participate in industry-wide and professional scientific organizations in order to access and evaluate the latest information to ensure the continued safe use of all our product ingredients.

In accordance with recent European Union directives (the “EU Directives”)1, Avon has already reformulated its products to meet EU regulatory requirements by eliminating the use of dibutyl phthalate (DBP) in its European products. While the EU Directives have prohibited the use of over 1,000 Category 1 and 2 substances, the only impact on Avon has been with DBP (where its use was limited to nail products).

Moreover, excepting DBP, Avon does not use any other Category 1 or 2 substance any where else in the world:

•	Avon has never used DEHP in nail or any other cosmetic products.

•	Although hydroquinone is not a prohibited substance in the EU2, it is subject to restrictions on its use. Nonetheless, Avon does not currently use hydroquinone in its European products and complies with local regulatory requirements in all other jurisdictions in which it is used.

•	Petrolatum is a permissible substance under the EU Directives if the full refining history is known and it can be shown that the substance from which it is produced complies with certain restrictions. Avon uses petrolatum but has taken measures to ensure that the raw ingredient supplied to Avon complies with these requirements (including appropriate documentation of processing conditions and source/composition of raw materials).

•	Isobutane is a permissible substance under the EU Directives if it contains less than a maximum permissible concentration of butadiene. Avon uses isobutane but has taken measures to ensure that our raw material suppliers comply with the restriction.

•	Consistent with the EU Directives, Avon uses only Category 3 substances (both within and outside of the EU) for which there is sufficient evidence to support their safe use in cosmetic products.

Notwithstanding the EU Directives, the Cosmetic Ingredient Review (CIR) recently reaffirmed its position that DBP may be used safely in cosmetic products.3

Nonetheless, in addition to eliminating the use of DBP in European products Avon has instituted a program to determine the feasibility of re-formulating without DBP in other markets (including the United States) where re-formulation is not required by regulation. This program is driven solely by a wish to allay public concern rather than any safety consideration. In connection with this initiative, Avon has requested that each of its suppliers develop formulations without DBP. Since instituting this program we have accomplished the following:

•	All of Avon’s nail product brands sold in the United States and Europe are now formulated without DBP.

[1]	Directive 2003/15/EC of the European Parliament and of the Council of 27 February 2003, amending Council Directive 76/768/EEC; and Commission Directive 2004/93/EC, amending Council Directive 76/768/EEC for the purposes of adapting its Annexes II and III to technical progress. Includes in Annex II (prohibited substances), certain substances classified as Category 1 or 2 pursuant to Council Directive 67/548/EEC of 27 June 1967 (as amended). Substances classified as Category 3 pursuant to Directive 67/548/EEC are permissible for use in cosmetics provided such substances have been evaluated by the EU Scientific Committee on Cosmetic Products and Non-Food Products (SCCNFP) and found acceptable for such use.
[2]	Permissible use of hydroquinone is governed by Annex III of Council Directive 76/768/EEC, as amended.
[3]	Cosmetic Ingredient Review (CIR), 2004. Annual Review of Cosmetic Ingredient Safety Assessments - 2002/2003. p.37-47. Washington, DC: CIR. Although CIR is funded by the Cosmetic, Toiletry and Fragrance Association (CTFA), both the CIR review process and the CIR Expert Panel (comprised of internationally recognized medical and scientific experts in safety evaluation) are independent from CTFA and the cosmetic industry.

•	No new bases containing DBP have been developed since May 2004 (a “base” constitutes the core chemical composition of the product and various color shades are typically formulated from a single “base”).

•	Seven new DBP-free nail product bases have been developed since May, 2003.

•	Nail products sold under Avon’s flagship brand (Avon Color Nailwear) have now been formulated without DBP in Brazil, our largest market in Latin America.

•	We are working with our third party manufacturers in other markets to develop products without DBP under the Nailwear brand.

The Company has a strong commitment to women’s health and the safety of our products is of primary concern to Avon. While Avon has not re-formulated its products globally to meet EU regulatory requirements, the Company has only a single global product safety standard:

•	Avon requires that all products are safe, irrespective of the country in which they are sold. Avon conducts it’s own safety assessment on every ingredient used and every product sold. In many cases the Company imposes its own restrictions on the use of particular ingredients since not all ingredients have been reviewed for safety by regulatory agencies and Avon is able to respond more quickly to new safety data than are regulatory agencies.

In summary, the Company will continue to monitor and evaluate the scientific data as it is developed, to ensure that all ingredients in Avon’s cosmetic products are safe for use by its consumers and that Avon remains in full compliance with all applicable laws and regulations pertaining to cosmetic ingredients. In view of Avon’s compliance with the current regulations and its constant monitoring of the safety of ingredients used in Avon’s products, we do not believe that the requested report or reformulation is necessary or appropriate.

Your Board of Directors recommends that you vote AGAINST Proposal 6.

SOLICITATION OF PROXIES

The cost of the solicitation of proxies on behalf of Avon will be borne by Avon. Directors, officers and other employees of Avon may, without additional compensation except reimbursement for actual expenses, solicit proxies by mail, in person or by telecommunication. In addition, Avon has retained Morrow & Co., Inc. at a fee estimated to be approximately $20,000, plus reasonable out-of-pocket expenses, to assist in the solicitation of proxies. Avon will reimburse brokers, fiduciaries, custodians and other nominees for out-of-pocket expenses incurred in sending Avon’s proxy materials to, and obtaining instructions relating to such materials from, beneficial owners.

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

If you are a record owner of our Shares and you wish to bring an item of business before the 2006 Annual Meeting, you must notify the Secretary of the Company in writing, at the address set forth on the first page of this Proxy Statement, between January 9, 2006 and February 8, 2006. If you wish to have a proposal included in our Proxy Statement and proxy card for the 2006 Annual Meeting, your proposal must be received by the Secretary of the Company on or before November 28, 2005. Your notice must pertain to a proper matter for shareholder action and must comply with the Company’s By-Laws and with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder. A copy of the By-Law procedure is available upon written request to the Secretary of the Company.

If you make a written request to the Investor Relations Department (Attention: Luis Quirama) at the address listed above (telephone number 212-282-5623), the Company will provide without charge a copy of its Annual Report on Form 10-K for 2004, as filed with the Securities and Exchange Commission.

By Order of the Board of Directors

Kim K. Azzarelli

Associate General Counsel

and Corporate Secretary

March 28, 2005

New York, New York

If your Shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a proxy card with respect to your Shares. Accordingly, please contact the person responsible for your account and give instructions for a proxy card to be signed representing your Shares.

If you have any questions about giving your proxy or require assistance, please contact our proxy solicitor at:

MORROW & CO., INC.

445 Park Avenue

New York, New York 10022

(212) 754-8000

Call Toll-Free 1-800-662-5200

Appendix A

AVON PRODUCTS, INC.

AUDIT COMMITTEE CHARTER

Revised as of December 1, 2004

Purposes

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its responsibility to oversee (1) the integrity of the Company’s financial statements, controls and disclosure; (2) the Company’s compliance with legal and regulatory requirements; (3) the qualifications and independence of the Company’s independent accountants; (4) the performance of the Company’s internal audit function and its independent accountants. The Audit Committee shall also prepare the annual Audit Committee report required by the rules and regulations of the Securities and Exchange Commission (“S.E.C.”) to be included in the Company’s annual proxy statement.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its purposes and responsibilities. It has at all times direct access to the independent accountants and to any officer or employee of the Company. The Committee also has the authority and responsibility to engage outside legal, accounting and other advisors, as it deems appropriate. Funding for any such outside advisors, for the compensation for any accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, and for the ordinary administrative expenses of the Committee shall be determined by the Committee and paid by the Company.

Committee Membership, Structure and Operations

The Committee shall be comprised of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to meet the independence and financial literacy requirements of the Sarbanes-Oxley Act of 2002, the S.E.C. and the New York Stock Exchange, and each of whom also meets the qualifications for membership set forth in the Company’s Corporate Governance Guidelines. Additionally, at least one member of the Committee shall qualify as a financial expert as defined by the Sarbanes-Oxley Act of 2002 and the S.E.C. None of the members of the Committee shall be a current or former employee of the Company.

The members and Chair of the Committee shall be appointed annually by the Board upon the recommendation of the Nominating and Corporate Governance Committee and shall serve until the member’s successor is duly appointed or until the member’s earlier resignation or removal. A member may be removed at any time by the Board, with or without cause.

The Committee shall hold four regular meetings per year, plus additional meetings to review the Company’s quarterly results and quarterly reports on Form 10-Q, and such further meetings as circumstances dictate.

The Audit Committee may delegate responsibilities to a subcommittee comprised of one or more members of the Committee, provided that any action taken, including with respect to an audit service or a non-audit service or the fees corresponding thereto, shall be reported to the full Committee as soon as practicable, but in no event later than at the Committee’s next meeting.

The Committee shall meet periodically in executive session, including separate executive sessions with the Company’s management, the independent accountants and the Company’s internal audit staff.

The Committee shall review and evaluate annually the performance of the Committee and its members, including review of the compliance by the Committee with this Charter.

The Committee shall also review and assess annually the adequacy of this charter and recommend to the Nominating and Corporate Governance Committee and the Board any changes to the Charter deemed advisable by the Committee.

Responsibilities

In performing its oversight responsibilities, the Committee shall:

Financial Statements and Disclosure

Review major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of, and overall compliance with, accounting and financial reporting requirements, principles, policies and procedures, and the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements of the Company.

Meet to review and discuss with management and the independent accountants the Company’s annual audited financial statements and other financial information, including review of the Company’s specific disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”), and recommend to the Board of Directors whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

Meet to review and discuss with management and the independent accountants the Company’s financial statements and other financial information, including review of the Company’s specific disclosures under MD&A, to be included in the Company’s quarterly reports on Form 10-Q and the results of the review by the independent accountants of the quarterly financial statements.

Discuss generally with management the types of information to be disclosed in the Company’s earnings press releases (including any use of pro forma information) and the type of presentation to be made of that information.

Discuss generally with management the nature of financial information and earnings guidance provided to securities analysts and to credit rating agencies.

Prior to the filing of each quarterly report on Form 10-Q and the annual report on Form 10-K, review and discuss with management and the independent accountants the selection, application and disclosure of critical accounting policies and practices, including the evaluative criteria used by management in their selection, obtain a report from the independent accountants regarding all critical accounting policies and practices used by the Company.

Prior to the filing of the annual report on Form 10-K, review with the independent accountants the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61 (relating to the conduct of the audit and the application of significant accounting policies and estimates), SAS No. 89 (relating to audit adjustments) and SAS No. 90 (relating to the quality, not just the acceptability, of the Company’s accounting principles and estimates).

Review the results of each audit or review performed by the independent accountants, including any material comments and recommendations on internal controls or accounting matters by the Company’s independent accountants, any audit problems or difficulties encountered during the course of their audit work (including any restrictions on the scope of the independent accountants’ activities or on access to requested information, and any significant disagreements with management), and the Company’s responses thereto.

Prior to the filing of each quarterly report on Form 10-Q and the annual report on Form 10-K, obtain from the independent accountants a report of all alternative treatments within generally accepted accounting principles in the United States (GAAP) for policies and practices related to material items that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent accountants, and review any analyses prepared by management or the independent accountants setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements.

Prior to the filing of each quarterly report on Form 10-Q and the annual report on Form 10-K, obtain from the independent accountants a report of all material written communications between the independent accountants and the Company’s management, including any management letter or schedule of unadjusted differences.

Obtain regularly from the independent accountants a list of all significant issues on which the national office of the independent accountants was consulted by the audit team of the independent accountants.

Review the responsibilities, budget and staffing of the Company’s internal audit function, and significant internal audit findings and management’s responses thereto.

The Independent Accountants

Be directly responsible for the appointment, compensation, retention and oversight of the work of any accounting firm engaged (including resolution of disagreements between management and the accountants regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company, each of which accounting firms shall report directly to the Committee.

Obtain and review, at least annually, a report by the independent accountants describing: (i) the firm’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control or peer review of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (iii) all relationships between the independent accountants and the Company. This evaluation by the Committee of the independent accountants’ qualifications, performance and independence shall include the review and evaluation of the lead audit partner and other senior members of the independent accountant engagement team. The Committee shall also consider from time to time whether there should be regular rotation of the audit firm. The Committee shall present its conclusions with respect to the independent accountants to the Board of Directors.

Exercise sole authority to approve in advance all audit services and all corresponding fees and terms, in accordance with procedures established by the Committee in respect of such approvals.

Exercise sole authority to approve in advance all non-audit services to be provided by the Company’s independent accountants that are permitted under applicable law and regulation, and all corresponding fees and terms, in accordance with procedures established by the Committee in respect of such approvals. In exercising this authority, the Committee shall consider whether the provision by the independent accountants of non-audit services to the Company is compatible with maintaining the independence of such accountants.

At least once a year, obtain from the independent accountants a formal written letter disclosing all relationships between the independent accountants and the Company (including their respective related entities) that might bear on the independence of the accountants and which confirms that, in the professional judgment of the independent accountants, they are independent of the Company within the meaning of the federal securities laws, and discuss with the independent accountants their independence, consistent with Independence Standards Board Standard No. 1.

Review, whenever the Committee deems it to be appropriate, the Company’s policy regarding employment by the Company of present and former employees of the independent accountants.

Controls and Compliance

Review with management and the independent accountants the Company’s compliance with applicable laws and regulations, the violation of which could have a material adverse effect on the Company’s consolidated financial statements.

Review with management and the independent accountants the Company’s disclosure controls and procedures and its internal controls, including any major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of any material control deficiencies, as well as compliance by the Company’s employees with the Company’s code of conduct.

Prior to the filing of each quarterly report on Form 10-Q and the annual report on Form 10-K, ensure that the Chief Executive Officer and the Chief Financial Officer have disclosed to the Committee and the independent accountants, based on the most recent evaluation by those officers, any significant deficiencies in the design or operation of the Company’s internal controls which could adversely affect the Company’s ability to record, process, summarize or report financial data, including identification for the independent accountants of any material weaknesses in the Company’s internal controls, and of any fraud, whether or not material, involving management or other employees who have a significant role in internal controls.

Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls or auditing matters, and for anonymous submission by employees of the Company regarding questionable accounting or auditing matters.

Discuss with management on at least an annual basis the Company’s policies with respect to risk assessment and risk management, including the guidelines and policies that govern the process by which the Company’s Chief Executive Officer and senior management assess and manage the Company’s exposure to risk. This discussion should include the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

Reports to the Board of Directors

Report regularly to the Board of Directors, which reports may include, in the Committee’s judgment, any issues that may arise relating to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independence of the independent accountants and the performance of the independent accountants and of the internal audit function.

The basic function of the Audit Committee is oversight. The Company’s management is responsible for preparing the Company’s financial statements and its outside independent accountants are responsible for auditing those financial statements. Management is responsible for the fair presentation of the information set forth in such financial statements in conformity with generally accepted accounting principles, and for maintaining effective disclosure controls and procedures and an effective internal control structure. The independent accountants’ responsibility is to provide their opinion, based on their audits, as to whether the financial statements fairly present, in all material respects, the financial position, results of operations and cash flows of Avon in conformity with generally accepted accounting principles and to design and perform their audit to provide reasonable assurance that the Company’s financial statements are free of material misstatements. It is not the duty of the Audit Committee, or of any of its members, to conduct separate auditing or accounting reviews or provide independent assurance of the Company’s compliance with applicable laws and regulations.

Appendix B

AVON PRODUCTS, INC.

COMPENSATION COMMITTEE CHARTER

Revised as of December 1, 2004

Purpose

The Compensation Committee is appointed by the Board of Directors to (1) discharge the responsibilities of the Board of Directors relating to compensation of the Company’s executives and (2) produce an annual report on executive compensation for inclusion in the Company’s proxy statement in accordance with applicable rules and regulations.

Committee Membership, Structure and Operations

The Committee shall be comprised of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” under the rules of the New York Stock Exchange. Additionally, none of the members of the Committee shall be a current or former employee of the Company.

The members and Chair of the Committee shall be appointed annually by the Board upon the recommendation of the Nominating and Corporate Governance Committee and shall serve until the member’s successor is duly appointed or until the member’s earlier resignation or removal. A member may be removed at any time by the Board, with or without cause.

The Committee shall meet at least four times annually or more frequently as circumstances dictate, and shall meet periodically in executive session. It has at all times direct access to any officer or employee of the Company. The Committee may at any time retain such outside advisors as the Committee deems appropriate to fulfill its responsibilities.

The Committee may delegate responsibilities to a subcommittee comprised of one or more members of the Committee, provided that any action taken shall be reported to the full Committee as soon as practicable, but in no event later than at the Committee’s next meeting. The Committee may also allocate some or all of its responsibilities to another committee, provided that the other committee is composed entirely of independent directors and has a published charter.

The Committee should meet separately at least once a year with the Company’s Chief Executive Officer and any other Company personnel as the Committee deems appropriate to carry out the Committee’s responsibilities as set forth below.

The Committee shall review and evaluate annually the performance of the Committee and its members, including review of the compliance by the Committee with this Charter.

The Committee shall also review and assess annually the adequacy of this charter and recommend to the Nominating and Corporate Governance Committee and the Board any changes to the Charter deemed advisable by the Committee.

Responsibilities

In performing its responsibilities, the Committee shall:

1.	Establish the Company’s overall compensation and benefits philosophy;

2.

Review and approve the corporate goals and objectives relevant to the compensation of the Chief Executive Officer, including annual performance objectives, evaluate the performance of the Chief Executive Officer

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in light of those goals and objectives, and, based on this evaluation, recommend to the independent members of the Board of Directors for their determination and approval the salary, bonus, stock options and other benefits, direct and indirect, of the Chief Executive Officer;

3.	In determining the long-term incentive component of the compensation of the Chief Executive Officer, the Committee, together with the other independent members of the Board of Directors, should consider the Company’s performance and relative shareholder return, the value of similar incentive awards to chief executive officers at comparable companies and the awards given to the Company’s Chief Executive Officer in past years;

4.	Recommend to the independent members of the Board of Directors for their determination and approval the compensation for any other employee of the Company who is also a director of the Company;

5.	Determine and approve the compensation of all senior officers of the Company. For purposes of this Charter, the term “senior officer” means any officer at or above the level of Senior Vice President, any head of an Operating Business Unit, and any Section 16 Officer that is not a member of the Board of Directors;

6.	Together with the other independent Directors, approve or recommend for shareholder approval, as appropriate, all incentive compensation plans and equity-based plans; provided, that the Committee may delegate some or all of its authority relating to the incentive compensation plans to one or more officers of the Company;

7.	Except as otherwise provided in this Charter, approve all grants of stock options, restricted stock or any other form of stock incentive award or other securities-based compensation, including such awards under the Company’s Year 2000 Stock Incentive Plan or any successor plan(s), determine the terms and conditions of such awards, and carry out the administrative responsibilities given to the Committee in such plan(s); provided, that the Committee may delegate some or all of this authority to one or more officers of the Company other than with respect to the compensation of Section 16 Officers;

8.	Approve the adoption or amendment of other employee benefit plans, including:

(i)	Any non-qualified employee benefit plan;

(ii)	Any tax-qualified employee retirement plan or related trust agreement;

(iii)	Any employee welfare benefit plan; and

(iv)	The appointment of the administrators of such plans;

provided, that the Committee may delegate some or all of this authority to one or more officers of the Company;

9.	Periodically review compensation and benefit plans for employees and make recommendations to the Board with respect to changes, where warranted; provided, that the Committee may delegate some or all of this authority to one or more officers of the Company;

10.	Establish and periodically review policies in the area of senior officer perquisites;

11.	Except as otherwise provided in this Charter, approve contracts and transactions with current and former senior officers, including employment contracts, severance arrangements and post-employment consulting arrangements;

12.	Exercise the sole authority to retain and terminate any compensation or benefits consultant or other outside advisor used to assist the Company or the Committee in evaluating director, Chief Executive Officer or senior officer compensation, including the sole authority to approve any such consultant’s or advisor’s fees and other terms of engagement;

13.	Prepare the annual report of the Compensation Committee for inclusion in the Company’s proxy statement for its annual meeting of shareholders; and

14.	Report regularly to the Board (i) following meetings of the Committee and (ii) with respect to such other matters or recommendations as the Committee deems appropriate in carrying out its duties.

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Appendix C

AVON PRODUCTS, INC.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE CHARTER

Revised as of December 1, 2004

Purpose

The Nominating and Corporate Governance Committee is appointed by the Board of Directors to (1) identify individuals qualified to become Board members, consistent with criteria approved by the Board; (2) recommend to the Board the candidates for directorships to be filled by the Board and the director nominees to be proposed for election at the annual meeting of shareholders; (3) develop and recommend to the Board a set of corporate governance principles applicable to the Company; (4) monitor developments in corporate governance and make recommendations to the Board regarding changes in governance policies and practices; (5) review the Company’s management succession plans, including the succession plans for the Chief Executive Officer and other senior officers, and oversee the evaluation of management; and (6) oversee the evaluation of the Board, including conducting an annual evaluation of the performance of the Board and Board committees.

Committee Membership, Structure and Operations

The Committee shall be comprised of three or more members of the Board of Directors, each of whom is determined by the Board to be “independent” under the rules of the New York Stock Exchange. Additionally, none of the members of the Committee shall be a current or former employee of the Company.

The members and Chair of the Committee shall be appointed annually by the Board and shall serve until the member’s successor is duly appointed or until the member’s earlier resignation or removal. A member may be removed at any time by the Board, with or without cause.

The Committee shall meet at least three times annually or more frequently as circumstances dictate, and shall meet periodically in executive session. It has at all times direct access to any officer or employee of the Company. The Committee may at any time retain such outside advisors as the Committee deems appropriate to fulfill its responsibilities.

The Committee may delegate responsibilities to a subcommittee comprised of one or more members of the Committee, provided that any actions taken shall be reported to the full Committee as soon as practicable, but in no event later than at the Committee’s next meeting. The Committee may also allocate some or all of its responsibilities to another committee, provided that the other committee is composed entirely of independent directors and has a published charter.

The Committee shall review and evaluate annually the performance of the Committee and its members, including review of the compliance by the Committee with this Charter.

The Committee shall also review and assess annually the adequacy of this charter and recommend to the Board any changes to the Charter deemed advisable by the Committee.

Responsibilities

In performing its responsibilities, the Committee shall:

1.	Review and recommend to the Board policies regarding the size and composition of the Board, qualifications and criteria for Board membership, and the compensation of non-employee directors;

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2.	Identify individuals qualified to become Board members and recommend to the Board prospective candidates for Board membership. In identifying candidates for membership on the Board, the Committee shall take into account all factors it considers appropriate, which may include professional experience, knowledge, integrity, independence, diversity of backgrounds and the extent to which the candidate would fill a present need on the Board;

3.	Review and recommend to the Board the slate of director nominees to be proposed for election at annual meetings of shareholders and candidates to fill vacancies on the Board that occur between annual meetings of shareholders;

4.	Recommend to the Board the class of directors in which a nominee should serve;

5.	Review qualifications for Board committee membership, giving consideration to the criteria for service on each committee as set forth in the charter for such committee, as well as any other factors that the Committee deems relevant;

6.	Recommend Board members to serve on committees of the Board and, where appropriate, make recommendations regarding removal of any member of any committee, periodic rotation of directors among the committees and limitations on service on any Board committee;

7.	Review the structure and operations of the various Board committees, including their authority to delegate to subcommittees or allocate responsibilities to other committees of the Board, and the reporting by the committees to the Board;

8.	Recommend to the Board the appointment of a Director to preside at all executive sessions of the non-management members of the Board, review this appointment periodically, and establish procedures for interested persons to contact the Presiding Director or the non-management Directors as a group;

9.	Develop and recommend to the Board a set of corporate governance guidelines, keep abreast of developments with regard to corporate governance and review the adequacy of the Company’s corporate governance principles and practices on at least an annual basis;

10.	Make recommendations to the Board, when appropriate, regarding the operations and procedures of the Board, such as meeting schedules and locations, meeting agendas and procedures for delivery of materials in advance of meetings;

11.	On at least an annual basis, review and recommend to the Board actions relating to the Company’s management development and succession planning;

12.	Establish and periodically review the policies and principles for the selection and performance review of the Chief Executive Officer, as well as policies regarding Chief Executive Officer succession in the event of an emergency or the retirement of the Chief Executive Officer;

13.	Exercise the sole authority to retain and terminate any search firm or other consultant to be used to assist in identifying candidates to serve as Board members and reviewing the backgrounds and qualifications of candidates, including sole authority to approve any such firm’s or consultant’s fees and other terms of engagement;

14.	Report regularly to the Board (i) following meetings of the Committee and (ii) with respect to such other matters or recommendations as the Committee deems appropriate in carrying out its duties; and

15.	Oversee, at least annually, the evaluation of the performance of the Board and each Board Committee.

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Appendix D

AVON PRODUCTS, INC.

FINANCE AND STRATEGIC PLANNING COMMITTEE CHARTER

Revised as of December 1, 2004

Purpose

The Finance and Strategic Planning Committee is appointed by the Board of Directors to assist the Board in fulfilling its responsibility to oversee: (1) the financial management of the Company, including oversight of the Company’s capital structure and financing strategies, investment strategies, banking relationships and funding of the Company’s employee benefit plans; and (2) the strategic management of the Company, including oversight of the Company’s plans with respect to possible acquisitions, divestitures or other strategic transactions.

Committee Membership, Structure and Operations

The Committee shall be comprised of three or more members of the Board of Directors, each of whom is determined by the Board of Directors to be “independent” under the rules of the New York Stock Exchange. Additionally, none of the members of the Committee shall be a current or former employee of the Company.

The members and Chair of the Committee shall be appointed annually by the Board upon the recommendation of the Nominating and Corporate Governance Committee and shall serve until the member’s successor is duly appointed or until the member’s earlier resignation or removal. A member may be removed at any time by the Board, with or without cause.

The Committee shall meet at least four times annually or more frequently as circumstances dictate, and shall meet periodically in executive session. It has at all times direct access to any officer or employee of the Company and to the Company’s investment advisors and strategic advisors. The Committee may at any time retain such outside advisors as the Committee deems appropriate to fulfill its responsibilities.

The Finance and Strategic Planning Committee may delegate responsibilities to a subcommittee comprised of one or more members of the Committee, provided that any action taken shall be reported to the full Committee as soon as practicable, but in no event later than at the Committee’s next meeting. The Committee may also allocate some or all of its responsibilities to another committee, provided that the other committee is composed entirely of independent directors and has a published charter.

The Committee shall review and evaluate annually the performance of the Committee and its members, including review of the compliance by the Committee with this Charter.

The Committee shall also review and assess annually the adequacy of this charter and recommend to the Nominating and Corporate Governance Committee and the Board any changes to the Charter deemed advisable by the Committee.

Responsibilities

In performing its responsibilities, the Committee shall:

1.	Review with management on a timely basis significant financial matters of the Company and its subsidiaries, including matters relating to the Company’s capitalization, dividend policy and practices, credit ratings, cash flows, borrowing activities, investment of surplus funds and financial risk management.

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2.	As part of the foregoing responsibility, the Committee has the authority and responsibility to:

(a)	Review and approve the Company’s annual and long-term financial strategies and objectives and related performance goals.

(b)	Review and make recommendations to the Board with respect to:

•	Any offering of the Company’s debt or equity securities, excluding commercial paper and other short-term notes;

•	Any program or plan relating to the purchase or disposal of the Company’s stock, including Treasury shares but excluding the reacquisition of shares in connection with authorized and approved employee benefit plans;

•	Any stock split or reclassification of shares;

•	Any filing of a registration statement;

•	Any dividend declaration; and

•	Any other matters with respect to the capital stock and other securities of the Company.

(c)	Review and approve, or make recommendations to the Board with respect to, financial transactions or other matters as required by the Company’s Delegation of Authority policy, as adopted by the Board of Directors and in effect from time to time, which establishes required authorization levels for all actions by the Company.

3.	Review with management the Company’s strategic planning process and procedures and its strategic plans, and make recommendations to the Board as appropriate.

4.	Review periodically actual capital expenditures and performance against previously approved budgeted amounts.

5.	Review periodically the Company’s risk management strategies relating to foreign exchange, interest rate and other financial risk management.

6.	Review relationships with the Company’s principal lending institutions and investment and strategic advisors.

7.	Review and approve the funding for, and receive reports regarding the asset investment strategy of, the Company’s employee benefit plans.

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Appendix E

AVON PRODUCTS, INC.

RESTATED CERTIFICATE OF INCORPORATION

ArticleV of the Company’s Restated Certificate of Incorporation is proposed to be amended to read in its entirety as follows:

“ARTICLE V: The number of directors of the Corporation shall be not less than ten (10) nor more than twenty (20). The number of directors to be chosen within said maximum and minimum limits shall be determined in the manner prescribed by the By-Laws.

Commencing with the 2006 annual meeting of shareholders, directors shall be elected annually at the annual meeting of shareholders, each to hold office until the next succeeding annual meeting or until his or her successor is elected and qualified. Any vacancies in the Board of Directors, by reason of an increase in the number of directors or otherwise, shall be filled solely by the Board of Directors, by majority vote of the directors then in office, though less than a quorum, and any director so elected shall hold office until the next succeeding annual meeting of shareholders. No decrease in the number of directors shall shorten the term of any incumbent director.

Any director may be removed from office as a director but only for cause by the affirmative vote of the holders of eighty percent (80%) of the combined voting power of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

The directors need not be shareholders of the Corporation.”

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Appendix F

AVON PRODUCTS, INC.

BY-LAWS

Article III, Section 1 of the By-Laws of the Company is proposed to be amended to read in its entirety as follows:

“Section 1. Number, Election and Terms. The number of the directors constituting the entire Board of Directors shall be not less than ten (10) nor more than twenty (20). Subject to such limitation the number shall be fixed by the Board of Directors.

Commencing with the 2006 annual meeting of shareholders, directors shall be elected annually at the annual meeting of shareholders, to hold office until the next succeeding annual meeting. Except as otherwise provided by law, by the certificate of incorporation, or by the by-laws of this corporation, the directors shall be elected by ballot at the annual meeting of shareholders by a plurality of the votes of the shareholders cast in person or by proxy at such election. In voting for the election of directors, shareholders shall be entitled to cumulative voting. Each director shall be elected to serve until the expiration of his or her term or until his or her successor shall have been elected and qualified except in the event of the death, resignation or removal or the earlier termination of the term of office of any such director. Each director shall be at least 21 years of age. It is not necessary for a director to be a shareholder of the corporation.”

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Appendix G

AVON PRODUCTS, INC.

2005 STOCK INCENTIVE PLAN

Section 1. Purpose.

The purpose of the Plan is to (i) provide incentives to Key Employees and directors of the Corporation to stimulate their efforts toward the continued success of the Corporation and its Subsidiaries and to manage the business of the Corporation and its Subsidiaries in a manner that will provide for the long-term growth and profitability of the Corporation and its Subsidiaries; (ii) encourage stock ownership by providing Key Employees and directors of the Corporation with a means to obtain a proprietary interest in the Corporation by the acquisition of shares of Stock, or to receive compensation which is based upon appreciation in the value of Stock; and (iii) provide a means of obtaining and retaining Key Employees and directors of the Corporation.

Section 2. Definitions.

As used in the Plan, the following terms shall have the respective meanings specified below.

a. “Award” means an award granted pursuant to Section 4.

b. “Award Agreement” means a document described in Section 6 setting forth the terms and conditions applicable to the Award granted to the Participant.

c. “Award Program” means a written program established by the Committee, pursuant to which Awards are awarded under the Plan under uniform terms, conditions and restrictions set forth in such written program.

d. “Board of Directors” means the Board of Directors of the Corporation, as it may be comprised from time to time.

e. “Change in Control” means:

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of voting securities of the Corporation where such acquisition causes such Person to own 20% or more of the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that for purposes of this clause (i), the following acquisitions shall not be deemed to result in a Change in Control: (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B) and (C) of clause (iii) below; and provided, further, that if any Person’s beneficial ownership of the Outstanding Corporation Voting Securities reaches or exceeds 20% as a result of a transaction described in clause (A) or (B) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Corporation, such subsequent acquisition shall be treated as an acquisition that causes such Person to own 20% or more of the Outstanding Corporation Voting Securities;

(ii) individuals who, as of March 10, 2005, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to March 10, 2005 whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

(iii) the approval by the shareholders of the Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation (“Business Combination”) or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Corporation Voting Securities, (B) no Person (excluding any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board of Directors at the time of the execution of the initial agreement, or of the action of the Board of Directors, providing for such Business Combination; or

(iv) approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred with respect to any individual by reason of any actions or events in which such individual participates in a capacity other than in his or her capacity as an officer or employee of the Corporation (or as a director of the Corporation or a Subsidiary, where applicable).

f. “Code” means the Internal Revenue Code of 1986, as amended from time to time.

g. “Committee” means the committee appointed by the Board of Directors to administer the Plan, each member of which must be an “outside director” for purposes of Code Section 162(m), a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act and “independent” for purposes of the rules of the New York Stock Exchange.

h. “Corporation” means Avon Products, Inc. and any successor thereto.

i. “Covered Employee” means a covered employee within the meaning of Code Section 162(m)(3).

j. “Disability” has the same meaning as provided in the long-term disability plan or policy maintained or, if applicable, most recently maintained, by the Corporation or, if applicable, any Subsidiary for the Participant. If no long-term disability plan or policy was ever maintained on behalf of the Participant or, if the determination of Disability relates to an Incentive Stock Option, Disability shall mean that condition described in Code Section 22(e)(3), as amended from time to time. In the event of a dispute, the determination of a Disability shall be made by the Committee and shall be supported by advice of a physician competent in the area to which such Disability relates. Subject to the approval of the Committee, a different definition of Disability may be applicable to a Participant employed outside of the United States of America who is subject to local disability laws and programs.

k. “Eligible Person” means any Key Employee and any director of the Corporation.

l. “Exchange Act” means the Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

m. “Fair Market Value” means the average of the high and low sale prices of a share of Stock on the New York Stock Exchange, Inc. composite tape (or if the Stock is not then traded on the New York Stock Exchange, on the stock exchange or over-the-counter market on which the Stock is principally trading) on the date of measurement, and if there were no trades on such measurement date, on the day on which a trade occurred next preceding such measurement date; provided; however, that if the measurement date is a Sunday and the following Monday is a day on which trades occur, the average of the high and low sale prices of a share of Stock on such Monday shall be used.

n. “Incentive Stock Option” means an Option (or an option to purchase Stock granted pursuant to any other plan of the Corporation or a Subsidiary) intended to comply with Code Section 422.

o. “Key Employee” means any person, including an officer, in the employment of the Corporation or a Subsidiary who, in the opinion of the Committee, is or is expected to be responsible for the management, growth or protection of some part or aspect of the business of the Corporation and its Subsidiaries or who makes, or is expected to make, a contribution to the Corporation and its Subsidiaries.

p. “Non-Qualified Stock Option” means an Option that is not an Incentive Stock Option.

q. “Option” means an option to purchase Stock granted pursuant to Section 4(a).

r. “Over 10% Owner” means an individual who at the time an Incentive Stock Option is granted owns Stock possessing more than 10% of the total combined voting power of the Corporation or one of its Subsidiaries, determined by applying the attribution rules of Code Section 424(d).

s. “Participant” means any person who has been granted an Award.

t. “Plan” means this 2005 Stock Incentive Plan as adopted by the Corporation and in effect from time to time.

u. “Restricted Stock” means an Award granted pursuant to Section 4(c).

v. “Retirement” means termination of a Participant’s employment with the Corporation or a Subsidiary on or after (i) the Participant’s 65th birthday, (ii) the Participant’s 55th birthday if the Participant has completed at least 15 years of Credited Service (as defined in the Corporation’s Personal Retirement Account Plan), or (iii) the date the Participant is eligible for early or normal retirement under any retirement plan of the Corporation or its Subsidiaries that applies to such Participant. Subject to approval of the Committee, a different definition of Retirement may be applicable to a Participant employed outside of the United States of America who is subject to local retirement laws and programs.

w. “SAR” means a stock appreciation right granted pursuant to Section 4(b).

x. “Stock” means shares of common stock, par value $.25 per share, of the Corporation or any security of the Corporation issued in substitution, exchange or lieu thereof.

y. “Stock Units” means an Award granted pursuant to Section 4(d).

z. “Subsidiary” means (i) any corporation or other entity in which the Corporation, directly or indirectly, controls 50% or more of the total combined voting power of such corporation or other entity and (ii) any corporation or other entity in which the Corporation has a significant equity interest and which the Committee has determined to be considered a Subsidiary for purposes of the Plan.

Section 3. Eligibility.

The Committee may grant one or more Awards to any Eligible Person designated by it to receive an Award. Any other provisions of the Plan to the contrary notwithstanding, non-management directors shall be eligible to receive Awards in substantially similar amounts, subject to terms and conditions set forth in a separate Award Program applicable only to non-management directors, approved by the Committee.

Section 4. Awards.

The Committee may grant any one or more of the following types of Awards, and any such Award may be granted by itself, together with another Award that is linked and alternative to the Award with which it is granted or together with another Award that is independent of the Award with which it is granted:

a. Options. An Option is an option to purchase a specific number of shares of Stock exercisable at such time or times and subject to such terms and conditions as the Committee may determine consistent with the provisions of the Plan, including the following:

(i) The exercise price of an Option shall not be less than 100% of the Fair Market Value of the Stock on the date the Option is granted, and no Option may be exercisable more than 10 years after the date the Option is granted.

(ii) The exercise price of an Option shall be paid in full upon exercise in any form or manner authorized by the Committee in an Award Agreement or Award Program, including, but not limited to, cash or, if the Award Agreement or Award Program provides, (A) by delivery to the Corporation of shares of Stock which have been owned by the holder for at least 6 months prior to the date of exercise; or (B) in a cashless exercise through a broker or similar arrangement. Any Stock accepted in payment of the exercise price of an Option shall be valued at its Fair Market Value on the date of exercise.

(iii) No fractional shares of Stock will be issued or accepted. The Committee may impose such other conditions, restrictions and contingencies with respect to shares of Stock delivered pursuant to the exercise of an Option as it deems desirable.

(iv) Incentive Stock Options shall be subject to the following additional provisions:

A. No grant of Incentive Stock Options to any one Eligible Person shall cover a number of shares of Stock whose aggregate Fair Market Value (determined on the date the Option is granted), together with the aggregate Fair Market Value (determined on the respective date of grant of any Incentive Stock Option) of the shares of Stock covered by any Incentive Stock Options which have been previously granted under the Plan or any other plan of the Corporation or any Subsidiary and which are exercisable for the first time during the same calendar year, exceeds $100,000 (or such other amount as may be fixed as the maximum amount permitted by Code Section 422(d)); provided, however, that if the limitation is exceeded, the Incentive Stock Options in excess of such limitation shall be treated as Non-Qualified Stock Options.

B. No Incentive Stock Option may be granted to an Eligible Person who on the date of grant is not an employee of the Corporation or a corporation that is a subsidiary of the Corporation within the meaning of Code Section 424(f).

C. Incentive Stock Options granted to an Eligible Person who is an Over 10% Owner shall have an exercise price that is at least 110% of the Fair Market Value on the date the Option is granted and shall not be exercisable more than 5 years after the date the Incentive Stock Options are granted.

(v) Notwithstanding anything to the contrary in this Section 4(a), any Option issued in substitution for an option previously issued by another entity, which substitution occurs in connection with a transaction to which Code Section 424(a) is applicable, may provide for an exercise price computed in accordance with such Code Section and the regulations thereunder and may contain such other terms and conditions as the Committee may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued option being replaced thereby.

(vi) Unless otherwise determined by the Committee or provided for in the Award Agreement or Award Program, if a Participant’s employment or service with the Corporation or a Subsidiary terminates by reason of: (A) such Participant’s death, any Option granted to such Participant shall become immediately exercisable by the Participant and nonforfeitable (whether or not the Option was exercisable in accordance with its terms) and shall continue to be exercisable for a period of two years from the date of such termination of employment (one year in the case of Incentive Stock Options) or until the expiration of the stated term of such Option, whichever period is the shorter; and (B) such Participant’s Disability or Retirement, any Option granted to such Participant shall continue to vest in accordance with the vesting schedule set forth in any Award Agreement or Award Program and shall continue to be exercisable in accordance with its provisions until the expiration of the stated term of such Option.

b. Stock Appreciation Rights (SARs). A SAR is the right to receive a payment measured by the increase in the Fair Market Value of a specified number of shares of Stock from the date of grant of the SAR to the date on which the Participant exercises the SAR. SARs may be (i) freestanding SARs or (ii) tandem SARs granted in conjunction with an Option, either at the time of grant of the Option or at a later date, and exercisable at the Participant’s election instead of all or any part of the related Option. To the extent an Option is exercised in whole or in part, any tandem SAR granted in conjunction with such Option (or part thereof) shall terminate and cease to be exercisable. To the extent a tandem SAR is exercised in whole or in part, the Option (or part thereof) in conjunction with which such tandem SAR was granted shall terminate and cease to be exercisable. The payment to which the Participant is entitled on exercise of a SAR may be in cash, in Stock valued at Fair Market Value on the date of exercise or partly in cash and partly in Stock, as provided in the Award Agreement or Award Program or, in the absence of such provision, as the Committee may determine.

c. Restricted Stock.

(i) Restricted Stock is an Award of Stock that is issued to a Participant subject to restrictions on transfer and such other restrictions on incidents of ownership as the Committee may determine, including but not limited to the continued employment or service of the Participant with the Corporation or a Subsidiary during a period set forth in the Award Agreement, or the achievement of one or more specific goals with respect to performance of the Corporation, a business unit (which may but need not be a Subsidiary) of the Corporation or with respect to performance of that Participant over a specified period of time. Subject to the specified restrictions, the Participant as owner of those shares of Restricted Stock shall have the rights of the holder thereof, except that the Committee may provide at the time of the Award that any dividends or other distributions paid with respect to that Stock while subject to those restrictions shall be accumulated, with or without interest, or reinvested in Stock and held subject to the same restrictions as the Restricted Stock and such other terms and conditions as the Committee shall determine. Shares of Restricted Stock shall be registered in the name of the Participant and, at the Corporation’s sole discretion, shall be held in book entry form subject to the Corporation’s instructions or shall be evidenced by a certificate, which shall bear an appropriate restrictive legend, shall be subject to appropriate stop-transfer orders and shall be held in custody by the Corporation until the restrictions on those shares of Restricted Stock lapse.

(ii) Unless otherwise provided in an Award Agreement or Award Program, upon termination of a Participant’s employment or service with the Corporation for any reason during the applicable restriction period, all shares of Restricted Stock shall be forfeited by the Participant.

d. Stock Units.

(i) A Stock Unit is an Award that entitles the Participant to receive at a specified future date, payment of an amount equal to all or a portion of the Fair Market Value of a specified number of shares of Stock at the end of a specified period. At the time of the grant, the Committee shall determine the factors which will govern the portion of the rights so payable, including, at the discretion of the Committee, any performance criteria that must be satisfied as a condition to payment. Stock Units containing performance criteria, or other restrictions, including but not limited to the continued employment or service of the Participant with the Corporation or a Subsidiary during a period set forth in the Award Agreement, may be designated as “Restricted Stock Units”.

(ii) Payment in respect of Stock Units may be made by the Corporation in cash, in Stock valued at Fair Market Value on the date of exercise or partly in cash and partly in Stock, as provided in the applicable Award Agreement or Award Program, or, in the absence of such provision, as the Committee may determine.

(iii) Unless otherwise provided in an Award Agreement or Award Program, upon termination of a Participant’s employment or service with the Corporation for any reason during the applicable restriction period, all Restricted Stock Units shall be forfeited by the Participant.

e. Other Stock-Based Awards. The Committee may grant other Awards under the Plan pursuant to which shares of Stock (which may, but need not, be shares of Restricted Stock pursuant to Section 4(c)) are or may in the future be acquired. Such other Awards may be granted alone, in addition to or in tandem with any Award of any type granted under the Plan and must be consistent with the purpose of the Plan.

f. Dividend Equivalents. Any Awards (other than Awards of Options, SARs or Restricted Stock) under the Plan may, in the discretion of the Committee, earn dividend equivalents. In respect of any such Award which is outstanding on a dividend record date for Stock, the Participant may be credited with an amount equal to the cash or stock dividends or other distributions that would have been paid on the shares of Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The Committee shall establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment and payment contingencies of such dividend equivalents, as it deems are appropriate or necessary.

g. Treatment of Awards upon Termination of Employment. Except as otherwise provided by Sections 4(a)(vi), 4(c)(ii) and 4(d)(iii), any Award held by a Participant who has terminated employment or service with the Corporation or a Subsidiary may be cancelled, accelerated, paid or continued, as provided in the applicable Award Agreement or Award Program, or, in the absence of such provision, as the Committee may determine. The portion of any Award exercisable in the event of continuation or the amount of any payment due under a continued Award may be adjusted by the Committee to reflect the Participant’s period of service from the date of grant through the date of the Participant’s termination of employment or such other factors as the Committee determines are relevant to its decision to continue the Award.

h. Forfeiture of Shares. Notwithstanding any vesting schedule set forth in any Award Agreement or Award Program, in the event that the Committee determines that a Participant violated a noncompetition agreement as set forth in the Award Agreement or Award Program, all Awards and shares of Stock issued to the Participant pursuant to the Plan shall be forfeited; provided, however, that the Corporation shall return to the Participant the lesser of any consideration paid by the Participant in exchange for Stock issued to the Participant pursuant to the Plan or the then Fair Market Value of the Stock forfeited hereunder; and provided, further, that if the Participant no longer holds shares of Stock issued to such Participant pursuant to the Plan, the Participant shall pay to the Corporation the excess of the Fair Market Value of any such shares of Stock on the date such shares of Stock were issued to the Participant pursuant to the Plan over any consideration paid by the Participant in exchange for such shares of Stock.

i. Repricings. Repricing of Options and SARs shall not be permitted. For this purpose, a “repricing” means any of the following (or any other action that has the same effect as any of the following): (A) changing the terms of an Option or SAR to lower its exercise price; (B) any other action that is treated as a “repricing” under generally accepted accounting principles; and (C) canceling an Option or SAR at a time when its price is equal to or less than the fair market value of the underlying stock in exchange for another Option, SAR, Restricted Stock or other equity award, unless the cancellation and exchange occurs in connection with an event set forth in Section 9. Such cancellation and exchange would be considered a “repricing” regardless of whether it is treated as a “repricing” under generally accepted accounting principles and regardless of whether it is voluntary on the part of the Participant.

Section 5. Stock Available under Plan.

a. Subject to the adjustment provisions of Section 9, the total number of shares of Stock that may be made subject to Awards under the Plan is 31,000,000 shares, of which (i) no more than 8,000,000 shares may be issued in respect of Awards of Stock and Stock Units, including Awards of Restricted Stock and Restricted Stock Units, (ii) no more than 23,000,000 shares may be issued in respect of Awards of Options and (iii) no more than [4,500,000] shares may be made subject to Awards, including Options and SARs, to any Eligible Person.

b. Any shares of Stock (i) attributable to the nonvested, unpaid, unexercised, unconverted or otherwise unsettled portion of any Award granted under this Plan that is forfeited or cancelled or expires or terminates for any reason without becoming vested, paid, exercised, converted or otherwise settled in full and (ii) delivered to, or withheld by, the Corporation in payment of the exercise price of an Option or in respect of taxes required to be withheld by the Corporation upon exercise or settlement of an Option or other Award, shall not become available again for purposes of the Plan.

c. In the event that the Corporation or its Subsidiaries makes an acquisition or is a party to a merger or consolidation and the Corporation assumes the options or other awards consistent with the purpose of this Plan of the corporation acquired, merged or consolidated which are administered pursuant to this Plan, shares of Stock subject to the assumed options or other awards shall not count as part of the total number of shares of Stock that may be made subject to Awards under this Plan.

Section 6. Award Agreements and Award Programs.

Each Award under the Plan shall be evidenced by an Award Agreement or Award Program. Each Award Agreement or Award Program shall set forth the terms and conditions applicable to the Award, including but not limited to provisions for (i) the time at which the Award becomes exercisable or otherwise becomes nonforfeitable; (ii) the treatment of the Award in the event of the termination of a Participant’s status as an Eligible Person; and (iii) any special provisions applicable in the event of an occurrence of a Change in Control, as determined by the Committee consistent with the provisions of the Plan.

Section 7. Amendment and Termination.

a. The Board of Directors shall have the power to amend the Plan, including the power to change the amount of the aggregate Fair Market Value of the shares of Stock subject to Incentive Stock Options first exercisable in any calendar year under Section 4(a)(iv)(A) to the extent provided in Code Section 422, or any successor provision. It shall not, however, except as otherwise provided in the Plan, without approval of the shareholders of the Corporation, increase the maximum number of shares of Stock available for Awards under the Plan, nor change the class of Eligible Persons, nor reduce the basis upon which the minimum Option exercise price is determined, nor amend Section 4(i), nor extend the period within which Awards under the Plan may be granted, nor provide for an Option that is exercisable more than ten years from the date it is granted. The Board of Directors shall have no power to change the terms of any Award theretofore granted under the Plan so as to impair the rights of a Participant without the consent of the Participant whose rights would be affected by such change except to the extent, if any, provided in the Plan or in the Award Agreement or Award Program.

b. The Board of Directors may suspend or terminate the Plan at any time. No such suspension or termination shall affect Awards then in effect.

Section 8. Administration.

a. The Plan and all Awards shall be administered by the Committee. The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan. The actions and determinations of the Committee on all matters relating to the Plan and any Awards will be final and conclusive. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among Eligible Persons who receive, or who are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

b. The Committee and others to whom the Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

c. The Corporation shall pay all reasonable expenses of administering the Plan, including but not limited to the payment of professional fees.

d. It is the intent of the Corporation that this Plan and Awards hereunder satisfy, and be interpreted in a manner that satisfy, in the case of Participants who are or may be officers or directors of the Corporation subject to Section 16 of the Exchange Act, the applicable requirements of Rule 16b-3 under the Exchange Act, so that such persons will be entitled to the benefits of Rule 16b-3, or other exemptive rules under Section 16 of the Exchange Act, and will not be subjected to avoidable liability under Section 16(b) of the Exchange Act. If any provision of this Plan, any Award Agreement or any Award Program would otherwise frustrate or conflict with the intent expressed in this Section 8(d), that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict. To the extent of any remaining irreconcilable conflict with such intent, such provision shall be deemed void as to such officers, directors or Covered Employees, as applicable.

e. The Committee may appoint such accountants, counsel, and other experts as it deems necessary or desirable in connection with the administration of the Plan.

f. The Committee may delegate to an officer the right to designate Key Employees (other than the delegate and officers of the Corporation subject to Section 16 of the Exchange Act) to be granted Awards and the number of shares of Stock or other amount subject to Awards granted to each such Key Employee, subject to the terms and conditions of this Plan and such other terms and conditions that may be determined by the Committee.

Section 9. Adjustment Provisions.

a. In the event of any change in or affecting the outstanding shares of Stock by reason of a stock dividend or split, merger or consolidation (whether or not the Corporation is a surviving corporation), recapitalization, reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend in cash, securities or other property, the Board of Directors shall make such amendments to the Plan, outstanding Awards, Award Agreements and Award Programs and make such adjustments and take actions thereunder as it deems appropriate, in its sole discretion, under the circumstances. Such amendments, adjustments and actions may include, but are not limited to, changes in the number of shares of Stock then remaining subject to the Plan, the number of shares of Stock then remaining subject to Awards of Stock and Stock Units (including Restricted Stock and Restricted Stock Units) or subject to Awards of Options under the Plan, and the maximum number of shares that may be granted or delivered to any single Participant pursuant to the Plan, including those that are then covered by outstanding Awards, or accelerating the vesting of outstanding Awards.

b. The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the shareholders of the Corporation to make or authorize any adjustment, recapitalization, reorganization or other change in its capital or business structure, any merger or consolidation of the Corporation, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

c. In the case of Options, in the event of a Change in Control, each outstanding Option shall automatically become fully exercisable. The Committee may provide in an Award Agreement or Award Program, or at any time prior to the occurrence of a Change in Control, that in the event of a Change in Control the Award shall be cashed out on the basis of the highest price paid for a share of Stock in any transaction reported by the New York Stock Exchange or any national securities exchange selected by the Committee on which the shares of Stock are then actively traded during the 60-day period immediately preceding or ending on the date of the Change in Control or offered for a share of Stock in any tender offer occurring during the 60-day period immediately preceding or ending on the date the tender offer commences (the “Change in Control Price”). For purposes of this Section 9(c), the cash-out of an Award shall be determined as follows:

(i) Options and SARs shall be cashed out on the basis of the excess, if any, of the Change in Control Price (but not more than the Fair Market Value of the Stock on the date of the cash-out in the case of Incentive Stock Options) over the exercise price of the Option or the Fair Market Value on the grant date of the SAR; and

(ii) Stock and Stock Units shall be cashed out in an amount equal to the Change in Control Price, with or without regard to any conditions or restrictions otherwise applicable to any such Award.

d. Section 9(c) above notwithstanding, the Board of Directors may, in lieu of any cash-out of Awards, approve an agreement or agreements with the prospective new owner of the Corporation, or the surviving entity of any merger or other business combination, the binding effect of which would be to cause such new owner or surviving entity, as the case may be, to agree to adopt the Plan and maintain it, with respect to all outstanding Awards, to adopt outstanding Award Agreements and Award Programs, and continue in effect their respective terms; provided, however, that equitable adjustments shall be made to reflect the relative value of the Stock prior to and following the Change in Control. Alternatively, such agreement or agreements could cause the new owner of the Corporation or the surviving entity of any merger or other business combination, to grant new stock-based awards in substitution for unexercised Awards granted by the Plan; provided, however, that such substituted awards shall have a value not less than the value as of the time of the Change in Control of the Awards that they are replacing.

Section 10. Miscellaneous.

a. Transferability. Except as otherwise provided by the Committee, no Award shall be transferable or assignable except (i) by will or by the laws of descent and distribution or (ii) with respect to Non-Qualified Stock Options, pursuant to a domestic relations order or by gift to a family member of the Participant to the extent permitted in the applicable Award Agreement or Award Program, or as approved by the Committee. During the lifetime of the Participant, an Option shall be exercisable only by the Participant unless it has been transferred pursuant to a domestic relations order or by gift to a family member of the Participant, in which case it shall be exercisable only by such transferee. For the purpose of this provision, a “family member” shall have the meaning set forth in the General Instructions to Form S-8 Registration Statement under the Securities Act of 1933, as amended.

b. Other Payments or Awards. Nothing contained in the Plan shall be deemed in any way to limit or restrict the Corporation or a Subsidiary from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

c. Payments to Other Persons. If payments are legally required to be made to any person other than the person to whom any amount is made available under the Plan, payments shall be made accordingly. Any such payment shall be a complete discharge of the liability of the Corporation and its Subsidiaries hereunder.

d. Unfunded Plan. The Plan shall be unfunded. No provision of the Plan, any Award Agreement or any Award Program shall require the Corporation or a Subsidiary, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Corporation or a Subsidiary maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Corporation or a Subsidiary, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under generally applicable law.

e. Limits of Liability. Any liability of the Corporation or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement or Award Program applicable to such Award. Neither the Corporation or its Subsidiaries, nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

f. Rights of Eligible Persons. Status as an Eligible Person shall not be construed as a commitment that any Award shall be made under the Plan to such Eligible Person or to Eligible Persons generally. Nothing contained in the Plan, in any Award Agreement or in any Award Program shall confer upon any Eligible Person or Participant any right to continue in the employ or other service of the Corporation or a Subsidiary or constitute any contract or limit in any way the right of the Corporation or a Subsidiary to change such person’s compensation or other benefits or to terminate the employment or other service of such person with or without cause. A transfer of an Eligible Person from the Corporation to a Subsidiary, or vice versa, or from one Subsidiary to another, duly authorized by the Corporation, shall not be deemed a termination of employment or other service.

g. Rights as a Shareholder. A Participant shall have no rights as a shareholder with respect to any Stock covered by an Award until the date the Participant becomes the holder of record thereof. Except as provided in Section 4(f) or 9, no adjustment to an Award shall be made for dividends or other rights, unless the Award Agreement or the Award Program specifically requires such adjustment.

h. Withholding. The Corporation shall deduct from all cash distributions under the Plan any taxes required to be withheld by federal, state, local or foreign governments. Whenever the Corporation proposes or is required to issue or transfer shares of Stock under the Plan or upon the vesting or payment of any Award of Stock, the Corporation shall have the right to require the recipient to remit to the Corporation an amount sufficient to satisfy any United States federal, state, local or foreign withholding tax requirements prior to the delivery of any certificate or certificates for such shares or the vesting or payment of such Award of Stock. To the extent permitted by the Committee, a Participant may pay the withholding tax in cash, or may elect to have the number of shares of Stock such Participant is to receive reduced by, the smallest number of whole shares of Stock which, when multiplied by the Fair Market Value of the shares of Stock determined as of the exercise or delivery date, is sufficient to satisfy required United States federal, state, local or foreign withholding taxes arising from the exercise or payment of an Award.

i. Foreign Participants. In order to facilitate the making of any Award under this Plan, the Committee may provide for such special terms for Awards to Participants who are nationals and/or tax residents of a jurisdiction other than the United States of America, or who are employed outside of the United States of America, as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom of a jurisdiction outside of the United States of America.

j. Invalidity. If any term or provision contained herein, in any Award Agreement or in any Award Program shall to any extent be invalid or unenforceable, such term or provision will be reformed so that it is valid, and such invalidity or unenforceability shall not affect any other provision or part thereof.

k. Applicable Law. The Plan, the Award Agreements, the Award Programs and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the State of New York without regard to the conflict of law principles thereof.

l. Compliance with Laws. Notwithstanding anything contained herein, in any Award Agreement or in any Award Program to the contrary, the Corporation shall not be required to sell, issue or deliver shares of Stock hereunder or thereunder if the sale, issuance or delivery thereof would constitute a violation by the Participant or the Corporation of any provisions of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any sale or issuance the Corporation may require such agreements or undertakings, if any, as the Corporation may deem necessary or advisable to assure compliance with any such law or regulation.

m. Effective Date and Term. The Plan shall become effective upon the date the Plan is approved by the shareholders of the Corporation and no Award may be awarded under the Plan after the tenth anniversary of such effective date.

AVON
the company for women

AVON PRODUCTS, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8044
EDISON, NJ 08818-8044

ADMISSION TICKET

Your vote is important. Please vote immediately.

Vote-by-Internet	OR	**Vote-by-Telephone**
Log on to the Internet and go to http://www.eproxyvote.com/avp		Call toll-free 1-877-PRX-VOTE (1-877-779-8683)

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL

1305

X Please mark votes as in this example.

1. Election of Directors, Class of 2008
   01 Ð Fred Hassan
   02 Ð Ann S. Moore
   03 Ð Lawrence A. Weinbach

   FOR ALL NOMINEES ☐ WITHHELD FROM ALL NOMINEES ☐

   ☐ ______________________ FOR ALL NOMINEES EXCEPT NOMINEE(S) WRITTEN ABOVE

	FOR	AGAINST	ABSTAIN
2. Ratification of the Appointment of Independent Accountants	☐	☐	☐
3. Approval of Amendment to Restated Certificate of Incorporation and By-Laws to Eliminate the Classification of the Board of Directors	☐	☐	☐
4. Approval of 2005 Stock Incentive Plan	☐	☐	☐

	FOR	AGAINST	ABSTAIN
5. Resolution Regarding Report on Breast Cancer Fundraising and Grant Distribution	☐	☐	☐
6. Resolution Regarding Global Reformulation of Avon Products			

Special Action:
Will attend Annual Meeting ☐

PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY!

Signature: ______________________ Date: __________ Signature: ______________________ Date: __________

AVON AVON PRODUCTS, INC.

C/O EQUISERVE TRUST COMPANY N.A.

PO. BOX 8044

EDISON, NJ 0881 8-8044

ADMISSION TICKET

Your vote is important. Please vote immediately.

Vote-by-Internet              Vote-by-Telephone

Log on to the Internet and go to Call toll-free

http :llwww.eproxyvote .comlavp I -877-PRX-VQTE (I -877-779-8683)

It you vote over the Internet or by telephone, please do not mail your proxy card.

DETACH HERE IFYOU ARE RETURNING YOUR PROXY CARD BY MAIL

Please mark votes as in this example.

Your shares will be voted as recommended by the Board of Directors unless you otherwise indicate in which case they will be voted as marked.

THE BOARD OF DIRECTORS RECOMMENDS FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN A VOTE FOR PROPOSALS 1, 2, 3 and 4. 2. Ratiheation of the 4. Approval of 2005 Incentive Appoinimeni of Compensation Plan Independent 1 Eleclion 01 Direclors, Class of 2008 Accounlanls FOR WITHHELD ALL FROM ALL 01 — Fred Hassan NOMINEES NOMINEES 02—Ann S Moore 3 A royal of THE BOARD OF DIRECTORS RECOMMENDS 03— Lawrence A.Weinbach Amendment to A VOTE AGAINST PROPOSALS 5 AND & Restaled Certiheate . FOR AGAINST ABSTAIN I I N 5. Resoluhon Regarding Reporl o neorpora ion an on Breasl Cancer Fundraising              By-Laws to Eliminate and Grant Dislribulion FOR ALL NOMINEES EXCEPT NOMINEE(S) WRITFEN ABOVE the Glassiheation of the 6. Resolution Regarding Global Board of Direclors Reformulation of Avon Produels Special Action: Will attend Annual Meeting PLEASE SIGN, DATE AND RETURN YOUR PROXY PROMPTLY! This proxy revokes all prior dated proxies. The signer hereby acknowledges receipt of Avon’s Proxy Statement dated March 28, 2005. NOTE: Please sign exactly as name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Signature:              Date:              Signature: Date:

Bring this ticket with you if attending the meeting             Thursday, May 5, 2005

ADMISSION TICKET                                                          Directors Guild Theater, 10:00 A.M. 110 W. 57th Street

Annual Meeting of Shareholders                                              New York, New York

of Avon Products, Inc.

Your telephone or Internet vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card. If you choose to vote your shares via telephone or Internet, there is no need for you to mail back your proxy card. YOUR TELEPHONE OR INTERNET VOTE MUST BE RECEIVED BY MIDNIGHT, 12A.M., NEW YORKTIME, MAY 4,2005

It is important that your Shares be represented at this meeting, whether or not you attend the meeting in person.To make sure your Shares are represented, we urge you to complete and mail the proxy card below or vote by telephone or via the Internet.

DETACH HERE

AVON PRODUCTS, INC.

Proxy Card Solicited on Behalf of the Board of Directors Voting Instruction Card to JR Morgan Chase Bank, Trustee And Fidelity Management Trust Co.,Trustee

The undersigned hereby appoints RobertJ. Corti, Gilbert L. Klemann, II and Km K. Azzarelli, and each of them, proxies, with Kill power of substitution and resubstitu tion to vote and act with respect to all shares of the Company’s Common Stock (the “Shares”) owned of record by the undersigned and which the undersigned is entitled to vote, at the Annual Meeting of Shareholders of the Company to be held on May 5, 2005, and at any adjournments or postponements thereof, as instructed on R the reverse side of this card, and to vote in accordance with their discretion on such other matters as may properly come before the meeting.

The undersigned also provides instructions to JR Morgan Chase Bank, Trustee, and Fidelity Management Trust Co., Trustee, to vote Shares allocated, respectively, to Q accounts the undersigned may have under the Avon Products, Inc. Personal Savings Account Plan or the Avon Puerto Rico Associates Savings Plan, and which are entitied to be voted at the aforesaid Annual Meeting or any adjournment thereof, as specified on the reverse side of this card. Unless your card is received by May 3, x 2005, and unless you have specified your instructions, your Shares cannot be voted by the Trustees.

IF NO INSTRUCTIONS ARE SPECIFIED ON THE REVERSE SIDE OF THIS CARD:

All Shares owned of record by the undersigned will be voted FOR the election of nominees proposed for election as directors (Proposal I). ratification of the Company’s independent accountants for 2005 (proposal 2), approval of the Amendment to the Restated Certificate of Incorporation and By-Laws to eliminate the classification of the Board of Directors (Proposal 3), approval of the 2005 Incentive Compensation Plan (Proposal 4), and all such Shares will be voted AGAINST Proposals 5 and 6.

All Shares allocated under the Avon Products, Inc. Personal Savings Account Plan and the Avon Puerto Rico Associates Savings Plan WILL NOT BE VOTED. Nominees For Election as Directors Class 012008: 01. Fred Hassan, 02. Ann S. Moore, and 03. Lawrence A. Weinbach Instructionfor Cumulative Voting for the Class of 2008: Unless otherwise specified below, this proxy/instruction card shall authorize the proxies listed above to cumulate all votes which the undersigned is entitled to cast at the Annual Meeting for, and to allocate such votes among, one or more of the nominees for the Class of 2008 listed above, as such proxies shall determine in their sole and absolute discretion, in order to maximize the number of such nominees elected to such class of Avon’s Board of Directors. To specify a method of cumulative voting, write “Cumulate For” and the number of Shares and the name(s) of the nominee(s) for the Class of 2008 in the space below. If you wish to cumulate your voles for the Class 012008, you must vole by using the proxy card ralher than voting by lelephone or the Inlernet. PLEASE VOTE, DATE AND SIGN THIS PROXY ONTHE OTHER SIDE AND RETURN PROMPTLY INTHE ENCLOSED ENVELOPE.